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                                                                   EXHIBIT 10.68

                          CONTRACT OF SALE AND PURCHASE
                              (MISSION BY PLAZA AND
                        PLAZA AT DEL RAY SHOPPING CENTER)

      THIS CONTRACT OF SALE AND PURCHASE (this "Contract") is made as of this 29 day of June, 2004 by and among NWC Glades 441, Inc., a Delaware corporation Diversified Invest II, LLC, a Delaware limited liability company, Delray Retail, Inc., a Delaware corporation and Diversified Invest III, LLC, a Delaware limited liability company (individually, a "Seller" and collectively, "Sellers") and RAMCO DEVELOPMENT, LLC, a Michigan limited liability company ("Purchaser").

      Terms which are used in this Contract and not otherwise defined herein shall have the meanings ascribed to such terms in ARTICLE 13 hereof.

                                    RECITALS

      A. NWC Glades 441, Inc. and Diversified Invest II, LLC are all of the members of Boca Mission, LLC, a Delaware limited liability company.

      B. Boca Mission, LLC owns a retail shopping center commonly known as Mission Bay Plaza, Boca Raton, Florida, which constitutes a portion of the Property (as hereinafter defined) (which may be referred to herein from time to time as a "Center" or as "Mission Bay Plaza").

      C. Delray Retail, Inc. and Diversified Invest III, LLC are all of the members of Linton Delray, LLC, a Delaware limited liability company.

      D. Linton Delray, LLC owns certain improved real property commonly known as Plaza at Delray, Delray Beach, Florida, which constitutes a portion of the Property (which may be referred to herein from time to time as a "Center" or as "Plaza at Delray).

      E. Sellers desire to sell to Purchaser and Purchaser desires to Purchase all of the membership interests in Boca Mission, LLC and Linton Delray, LLC (collectively, the "Interests").

      F. Boca Mission, LLC and Linton Delray, LLC shall be referred to herein individually as a "Company" and collectively as the "Companies."

                                    ARTICLE 1

                              SALE OF THE INTERESTS

      In consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sellers and Purchaser hereby agree as follows:

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1.1 Sale of Interests. Sellers agree to sell and Purchaser agrees to purchase and accept from Sellers, for the price and subject to the terms, covenants, conditions and provisions set forth herein, the Interests.

1.2 The Property. For purposes of this Agreement, "Property" shall mean and include all of the applicable Company's right, title and interest in and to the following:

            (a) all of the land located in Palm Beach County, Florida and more particularly described in Exhibit A-1 hereto with respect to Mission Bay Plaza and Exhibit A-2 hereto with respect to Plaza at Delray (collectively, the "Land"), together with all right, title and interest, if any, of the Company, in and to (i) strips or gores, if any, between the Land and abutting properties, whether owned or claimed by deed, limitations or otherwise, and whether or not they are located inside or outside of the boundaries of the Land, (ii) any land lying in or under the bed of any highway, avenue, street, road, alley, easement or right-of-way, open or proposed, in, on, across, abutting or adjacent to the Land, to the center line thereof, and (iii) all right, title and interest of the Company, reversionary or otherwise, in and to all easements in or upon the Land and all other rights and appurtenances belonging or in anywise pertaining to the Land or the Improvements described below;

            (b) all of the buildings and other structures and improvements situated on the Land (collectively, the "Improvements");

            (c) all mechanical, electrical, heating, air conditioning and plumbing systems, fixtures and equipment; all furniture, carpets, drapes and other furnishings; and all other machinery, equipment, fixtures and personal property of every kind and character, and all accessories and additions thereto, owned by the Company and located in or on the Land or Improvements (collectively, the "Personalty"); but specifically excluding any items of personal property owned by tenants of the Land or Improvements;

            (d) all leases, subleases and other rental agreements, written or verbal, now or hereafter in effect (collectively, the "Leases"), that grant a possessory interest in and to any space situated in the Improvements or that otherwise grant rights with regard to use of all or any portion of the Land or Improvements, together with all rentals paid or payable by the tenants under such Leases (individually, a "Tenant" and collectively, the "Tenants") for any period of time beginning on or subsequent to the date of Closing (as hereinafter defined), and all security and other deposits paid by the Tenants under such Leases (collectively, the "Security Deposits");

            (e) all assignable leasing, service, management, supply and maintenance contracts (collectively, the "Service Contracts") relating to the Land, Improvements or Personalty which Purchaser elects to assume, as more particularly described in Section 3.4 below;

            (f) all assignable warranties and guaranties of the Company, if any, relating to the Land, Improvements or Personalty (collectively, the "Warranties");

            (g) all plans, specifications and architectural floor plans for the Improvements;

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            (h) (i) the names "Mission Bay Plaza" and "Plaza at Delray"; (ii)
      all variations of such name used or owned by the Companies; and (iii) all other names utilized or owned by the Companies with respect to the Land or Improvements (collectively, the "Name");

            (i) all keys to locks on the Land and Improvements;

            (j) all other rights, privileges and appurtenances owned by the Companies and in any way related to the properties described in this
      ARTICLE 1.

                                    ARTICLE 2

                                  CONSIDERATION

2.1 Purchase Price. The purchase price ("Purchase Price") for the Interests is One Hundred Twenty Six Million Six Hundred Thousand Dollars ($126,600,000.00), which shall be payable by Purchaser at Closing (subject to prorations and other credits provided for in this Contract) as follows.

      2.1.1 Upon the execution of this Contract by both Sellers and Purchaser, Purchaser shall deposit with Ruden McCloskey Smith Schuster & Russell, P.A., in its capacity as agent for Lawyers Title Insurance Corporation, whose address is 222 Lakeview Avenue, Suite 800, West Palm Beach, Florida 33401 (the "Title Company"), the sum of One Million Dollars ($1,000,000.00) (the "Initial Deposit") in good funds. The Title Company shall deposit the Initial Deposit in an interest-bearing account maintained at a federally insured bank or savings and loan association located in Palm Beach County, Florida, in such a manner that the entire Initial Deposit is protected by federal deposit insurance. To facilitate the timely deposit of such funds, Purchaser hereby represents, warrants, covenants and agrees with Sellers and the Title Company that Purchaser's federal taxpayer identification number is 38-3212115 and both parties agree that they will promptly execute such documentation as the Title Company may reasonably require to enable the Title Company to comply with the deposit instructions set forth herein, including but not limited to the escrow instructions attached hereto as Schedule 1.

      2.1.2 The Initial Deposit and any interest earned thereon is hereinafter collectively referred to as the "Earnest Money." If the transaction contemplated by this Contract is consummated in accordance with the terms and provisions hereof, the Earnest Money shall be credited against the Purchase Price and paid to Sellers at Closing. If the transaction is not so consummated, the Earnest Money shall be held and delivered by the Title Company as hereinafter provided.

      2.1.3 A portion of the Purchase Price shall be paid by Purchaser taking subject to certain mortgage loans in the original principal amount of $40,500,000 secured by Mission Bay Plaza and $43,250,000 secured by Plaza at Delray (individually a "Loan," and collectively, the "Loans") made by Lehman Brothers Bank FSB, its successors and assigns ("Lender"), which Loans are evidenced by promissory notes and secured by mortgages or deeds of trust encumbering the Property, and by certain other security instruments described in the note and mortgage and/or executed and delivered to Lender in order to secure the Loans (which note, mortgage and other loan documents and security instruments are referred to herein collectively

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as the "Loan Documents"). The Loans require interest only payments, and the
Companies have not prepaid and will not voluntarily prepay any portion of the principal thereunder prior to Closing.

      2.1.4 The balance of the Purchase Price shall be paid in cash by wire transfer of immediately available funds.

                                    ARTICLE 3

                                   INSPECTION

3.1 Matters to be Submitted. Within five (5) business days following the Effective Date, to the extent not previously delivered by Sellers to Purchaser, Sellers shall deliver to Purchaser or make available at the offices of Sellers' property manager, Gumberg Property Investors, Inc. (the "Property Manager") the following items (collectively, the "Submission Matters"); provided, that Sellers shall not be obligated to deliver any such Submission Matter to the extent such Submission Matter is not actually in the possession or reasonable control of Sellers or the Property Manager and Sellers shall have no liability and no further obligations to Purchaser hereunder as a result of Sellers' failure to deliver any Submission Matter which is not actually in Sellers' possession or the possession of the Property Manager. Neither Sellers nor the Property Manager shall be obligated to take legal action or incur any material expense or effort in order to obtain any Submission Matters that are in the possession of third parties:

            (a) a copy of each Lease currently in effect and all amendments thereof, and each Lease, if any, which has been fully executed but is not yet in effect;

            (b) a rent roll for the Property ("Rent Roll"), including for each Tenant, (i) the Tenant's name and the name of any guarantor of such Tenant's obligations under its Lease, (ii) a description of the premises leased, (iii) the base or minimum rent payable by such Tenant, (iv) the monthly additional rent payable by such Tenant, including without limitation, percentage rent, common area maintenance charges, utilities, taxes, etc., and (v) the commencement date of such Lease, the termination date of such Lease and the number of extension options, if any, available and/or exercised by such Tenant;

            (c) a schedule identifying the amount of any security or other deposit made by each Tenant under its Lease;

            (d) annual operating statements for the Property detailing income and expenses, including capital expenses, and occupancy for the entire period of each Company's ownership of its Center (i.e. from April 2003 for Mission Bay Plaza and from September 2003 for Plaza at Delray), through April 30, 2004;

            (e) a balance sheet of each Company as of April 30, 2004;

            (f) copies of all current (if available) real estate and personal property tax bills and if such current bills are not available, copies of all such bills for the most recent period for which such bills are available, together with evidence that all taxes due and payable with respect to the Property have been paid in full to the latest payment date;

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            (g) copies of all certificates of occupancy for the Improvements and copies of all other permits and licenses issued by any Governmental Authority with respect to the Property;

            (h) plans, specifications and architectural floor plans for the Improvements;

            (i) copies of all outstanding contracts of employment, leasing, service, management, supply or maintenance which affect any portion of the Property or its operation, or to which either Company is a party regardless of whether such contracts are assignable;

            (j) a schedule of all claims made with respect to any insurance policies maintained by the Companies or Sellers or their affiliates relating to the Property or the Companies.

            (k) copies of all tax returns filed by the Companies;

            (l) copies of all organizational documents relating to the Companies, including, but not limited to, operating agreements, articles of organization, articles of incorporation, bylaws, stock certificates, resolutions, minute books, shareholders' agreements, and all amendments to any of the foregoing (collectively, the "Organizational Documents");

            (m) copies of all closing documents relating to the Companies' acquisition of the Property (with economic terms redacted), including, but not limited to, assignments of leases, bills of sale, and other similar documents; and

            (n) copies of the environmental assessments described in Exhibit N hereto (the "Environmental Assessments").

3.2 Inspection Period. Purchaser shall have the period commencing on the Effective Date and ending 5:00 p.m. Eastern time on July 8, 2004 (the "Inspection Period") to review the Submission Matters and to enter or to have its authorized representatives and its and their agents, employees and representatives enter upon the Property or any part thereof at any reasonable time, subject to the rights of Tenants occupying space in the Property pursuant to Leases, and to enter the offices of the Property Manager upon reasonable notice, for the purpose of reviewing the books and records relating to the Property and the Companies, including all records relating to operating income and expenses of the Property and the Companies and the originals of any of the Submission Matters submitted to Purchaser, and for the further purpose of conducting physical inspections of the Property and making, at Purchaser's sole risk and expense, such other inspections, examinations, investigations and tests as Purchaser considers appropriate, provided that:

            (a) Purchaser and Purchaser's representatives and its and their agents, employees and representatives shall not unreasonably interfere with the usual operation of the Property by Sellers and its Tenants;

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            (b) Purchaser and Purchaser's representatives and its and their agents, employees and representatives shall exercise due care and ordinary prudence in performing such inspections, examinations, investigations and tests and Purchaser shall not cause or permit any damage or injury to be done to the Property and shall, to the extent practicable, restore the Property to such condition as existed prior to such inspections, examinations, investigations and tests;

            (c) Purchaser shall indemnify, defend and hold Sellers, the Property Manager, and their respective partners, shareholders, officers, members, directors, agents and employees (the "Seller Indemnified Parties") harmless from any and all losses, costs, liens, claims, causes of action, liability, damages (other than consequential or punitive damages), expenses and liability (including, without limitation, court costs and reasonable attorneys' fees) incurred in connection with or arising in any way from (i) any inspections conducted by Purchaser and/or Purchaser's representative or (ii) any breach by Purchaser and/or Purchaser's representative of the terms of this Section 3.2 (other than any such loss arising from the negligence or willful misconduct of Sellers or its agents). This indemnity provision shall survive termination or expiration of this Contract. If any proceeding is filed for which indemnity is required hereunder, Purchaser agrees, upon request therefore, to defend the indemnified party in such proceeding at its sole cost utilizing counsel reasonably satisfactory to the indemnified party;

            (d) Neither Purchaser nor any representative thereof has authority to do anything that may result in a lien or encumbrance against the Property in connection with its inspections. Without limiting the foregoing, however, Purchaser agrees to promptly pay when due all costs associated with its inspections and not to cause, permit or suffer any lien or encumbrance to be asserted against the Property related to its inspections;

            (e) Purchaser agrees that the Submission Matters and any other information, books, records, data or other material delivered to Purchaser by Sellers or otherwise obtained by Purchaser during Purchaser's inspections of the Property shall be kept confidential and not disclosed to any person, firm or organization other than Purchaser's accountants, attorneys, consultants and proposed or potential lenders or financial partners, who shall agree to use reasonable efforts to keep such information and other matters confidential and other than as may be required by law. Purchaser agrees that it will not discuss, and will instruct any person conducting inspections, examinations, investigations or tests on Purchaser's behalf not to discuss, the results obtained from any inspection of the Property with any Tenants or with the Property Manager;

            (f) Prior to meeting with existing Tenants, Purchaser shall provide Sellers with not less than forty-eight (48) hours prior written notice of its intention to meet with such Tenants and Sellers, at Sellers' sole option, may elect to have a representative or agent of Sellers accompany Purchaser in such meetings; and

            (g) Notwithstanding the foregoing, without the prior written consent of Sellers, which consent may be withheld by Sellers in their sole discretion, Purchaser shall not be entitled to conduct a Phase II environmental assessment of the Property or any other obtrusive physical or environmental inspection of the Property.

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            (h) Before conducting and during inspections, Purchaser and
      Purchaser's representative conducting any inspection shall maintain workers' compensation insurance in accordance with Applicable Laws, and Purchaser, or the applicable Purchaser's representative conducting any inspection, shall maintain (1) commercial general liability insurance with limits of at least Three Million Dollars ($3,000,000.00) for bodily or personal injury or death, (2) property damage insurance in the amount of at least One Million Dollars ($1,000,000.00), and (3) contractual liability insurance with respect to Purchaser's obligations under Section 3.3.1(c). Purchaser shall deliver to Sellers evidence of such workers' compensation insurance and a certificate evidencing the commercial general liability, property damage and contractual liability insurance before conducting any inspections of the Property. Each such insurance policy shall be written by a reputable insurance company having a rating of at least "A-:VII" by Best's Rating Guide (or a comparable rating by a successor rating service), and shall otherwise be subject to Sellers' prior approval. Such insurance policies shall name as additional insureds the Companies, Sellers, the Property Manager, Lender and such other parties as Sellers may reasonably designate.

3.3 Right of Termination. During the Inspection Period, Purchaser shall be entitled, for any reason or for no reason in Purchaser's sole discretion, judgment and opinion, including without limitation if Purchaser shall disapprove and be dissatisfied with any aspect of the Interests, the Property or any item examined by Purchaser pursuant to Sections 3.1 and 3.2, and as its sole remedy, to terminate this Contract by giving written notice to Sellers on or before the expiration of the Inspection Period, whereupon all of the provisions of this Contract, other than subsection 3.2, Section 4.5 and Section 12.1 (the "Surviving Obligations") shall terminate and the Earnest Money shall be returned to Purchaser. Upon such termination, neither Sellers nor Purchaser shall have any further rights, obligations or liabilities hereunder, other than the Surviving Obligations.

3.4 Termination of Service Contracts. Unless Purchaser terminates this Contract prior to the expiration of the Inspection Period, then no later than the expiration of the Inspection Period Purchaser shall provide Sellers with written notice identifying the Service Contracts that Purchaser elects to have Sellers terminate. Any Service Contracts identified in such notice shall be terminated as of the Closing Date at no cost to Purchaser, and all other Service Contracts shall remain in effect. If there are any construction and/or design contracts with respect to tenant improvements that have not been fully performed and paid in full as of the Closing Date, then such contracts shall remain in effect as of Closing and the sums to be paid to contractors and design consultants pursuant to such contracts shall be allocated between Sellers and Purchaser pursuant to
Section 7.2(e)(1) and Section 9.1(b).

                                    ARTICLE 4

                                TITLE AND SURVEY

4.1 Title Report. Purchaser shall order, within five (5) business days following the Effective Date, at Purchaser's sole cost and expense, a title report or certificate of title (the "Title Report") for each Center covering the Land and listing the applicable Company as the Proposed Insured and showing the Purchase Price as the policy amount, and shall request that a duplicate of the

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Title Report be delivered to Sellers' counsel, together with legible photocopies
(to the extent available) of all instruments referred to in the Title Report as conditions or exceptions to title to the Property and to the extent available, a current tax search with respect to the Land and Improvements from all applicable taxing authorities.

4.2 Survey. Purchaser shall order, within five (5) days following the Effective Date, a survey (the "Survey") of the Land for each Center prepared and certified as to all matters shown thereon by a surveyor ("Surveyor") licensed by the State of Florida, and shall request that a duplicate of the Survey be delivered to Sellers' counsel.

4.3 Review of Title and Survey. Purchaser shall have a period (the "Title Review Period") ending on the first to occur of (i) the end of the Inspection Period and (ii) ten (10) business days after the date on which Purchaser receives the last to be received of (a) the Title Report, (b) legible copies, to the extent available, of all instruments referred to in the Title Report, (c) the UCC Searches, (d) copies of all financing statements which appear on the UCC Searches, and (e) the Survey, in which to notify Sellers of any objections Purchaser has to any matters shown or referred to in the Title Report, the UCC Searches or on the Survey (Purchaser's notice of objection being referred to herein as the "Title Objection Letter"). Any title encumbrances or exceptions which are referred to in the Title Report, the UCC Searches or on the Survey and as to which Purchaser does not object during the Title Review Period shall be deemed to be, and shall be referred to herein as, "Permitted Encumbrances." The exceptions for (i) "real estate taxes that are a lien not yet due and payable" (or comparable language), (ii) "rights of the Tenants as tenants only under the Leases" (or comparable language), (iii) recorded Lease documents for unexpired Leases, including subordination, nondisturbance and attornment agreements (including in connection with Leases entered into after the Effective Date in accordance with the provisions of this Contract) and (iv) any recorded Loan Documents, shall be Permitted Encumbrances.

4.4 Objections to Status of Title. In the event Purchaser objects to any matters referred to in the Title Report, the UCC Searches or on the Survey during the Title Review Period, Sellers shall have until the Closing (the "Cure Period") to satisfy Purchaser's objections. In the event Sellers are unable or unwilling to satisfy Purchaser's objections within the Cure Period, Purchaser shall have the option to either (a) waive Purchaser's objections and purchase the Interests as otherwise contemplated in this Contract, without any adjustment in the Purchase Price, in which event such waived objections shall become Permitted Encumbrances or (b) terminate this Contract by written notice to Sellers, in which event the Earnest Money shall be returned to Purchaser and except for the Surviving Obligations, neither Sellers nor Purchaser shall have any further rights, obligations or liabilities hereunder. Sellers shall respond to Purchaser's Title Objection Letter in writing within ten (10) business following receipt thereof, indicating whether or not Sellers will endeavor to satisfy any objections raised by Purchaser, and if Sellers elect to do so then Sellers shall in good faith endeavor to cure same, provided however that (except as otherwise provided in the next sentence) Sellers shall have no obligation to cure any objection raised by Purchaser during the Title Review Period and may elect to notify Purchaser at any time during the Cure Period that they are unable or unwilling to satisfy, or continue to pursue good faith efforts to satisfy, any of Purchaser's objections. Notwithstanding the foregoing, Sellers shall be obligated to cure and discharge
(i) any liens to secure debt that were granted by a Company or Sellers (other than the Loan Documents), and (ii) any liens or encumbrances (other than Permitted

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Encumbrances, or mechanics liens or other matters attributable to Tenants'
actions or omissions) of a liquidated amount not to exceed $50,000 per Center.

4.5 Purchaser's Post-Termination Obligations. In the event Purchaser terminates this Contract pursuant to the right to do so set forth in Section 3.3 hereof, Purchaser shall remain liable for the costs and expenses of the Title Report, the UCC Searches and the Survey, and Purchaser shall pay all such costs and expenses as and when the same become due and payable. The provisions of this
Section 4.5 shall survive the expiration, early termination or Closing of this Contract.

                                    ARTICLE 5

                         REPRESENTATIONS AND WARRANTIES

5.1 Sellers' Representations with respect to the Property. Each Seller represents and warrants to Purchaser as of the Effective Date, with respect to the applicable Center, as follows:

      5.1.1 To Seller's actual knowledge, neither Seller nor any current Tenant under the Leases has engaged in or permitted any operations or activities upon, or any use or occupancy of the Property for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping, or disposal of any Hazardous Materials in violation of Applicable Laws. The Environmental Assessments are all of the environmental assessments that have been ordered or commissioned by the Company or its Affiliates with respect to the applicable Center.

      5.1.2 To Seller's actual knowledge, there are no actions, suits, or proceedings pending or threatened in any court or before or by any Governmental Authority against or affecting Seller or the Property, other than tort claims covered by insurance and the matters described in Exhibit M hereto.

      5.1.3 Neither Seller nor the applicable Company has received written notice that the Property is in violation of Applicable Laws, other than violations that have been cured.

      5.1.4 There are no pending eminent domain or condemnation proceedings against the Property or any material part thereof and to Seller's actual knowledge, no such proceedings are presently threatened or contemplated by any authority with the power of eminent domain.

      5.1.5 Seller is the owner of the lessor's interest under the Leases of the portion of the Property owned by Seller, and Seller has not made any assignment of its interest in the Leases, other than pursuant to the Loan Documents.

      5.1.6 Except as disclosed in the Leases, there are no leasing commissions due and owing with respect to the Leases.

      5.1.7 Except as shown on the Rent Roll or the Schedule of Leases attached hereto as Exhibit F, and except as otherwise set forth herein:

            (a) All of the Leases are in full force and effect, there are no outstanding notices of default by the applicable Company, as landlord, to any Tenant and, to Seller's actual

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      knowledge, there are no outstanding defaults by either such Company as landlord or the respective Tenants under any Lease;

            (b) None of the Leases have been modified or amended;

            (c) Seller has not received written notification that there are any pending claims asserted by any Tenants for offsets against rent or any other monetary claims against the Company as landlord.

      5.1.8 The Schedule of Leases is a true, correct and complete schedule of all Leases (excluding subleases) to which the Company is a party or by which it is bound with respect to the applicable Center, and all amendments and modifications of such Leases.

      5.1.9 The Service Contracts set forth on Exhibit K are all of the Service Contracts affecting the Property and/or the Companies.

      5.1.10 The Loan Documents set forth on Exhibit L hereto constitute all of the material documents executed by the Companies, Sellers or their affiliates in connection with the Loans.

5.2 Sellers' Representations with respect to the Companies. Each Seller represents and warrants to Purchaser as of the Effective Date and as of the Closing Date, with respect to the applicable Company, as follows:

      5.2.1 The Company is duly organized, validly existing and in good standing under the laws of the state of its creation as a limited liability company, and is qualified or registered to do business and is in good standing in the State of Florida.

      5.2.2 Attached hereto as Exhibit G is a true and correct copy of the Certificate of Formation and Operating Agreement of the Company (the "Charter Documents").

      5.2.3 Seller is duly organized, validly existing and in good standing under the laws of the state of its creation as a corporation or limited liability company, as the case may be, with full power and authority to enter into and execute this Contract and to consummate the transactions contemplated hereby. Seller has received all requisite organizational approvals necessary for the execution of this Contract and the consummation of the transactions contemplated hereby and this Contract constitutes the legal, valid and biding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting debtors' and creditors' rights generally and general equitable provisions.

      5.2.4 The Interests constitute all of the membership interests in the Companies that are issued and outstanding. The Interests have been duly authorized and validly issued, are fully paid and nonassessable and were issued by the Company in compliance with Applicable Laws. The Interests are not subject to preemptive rights created by statute, the Charter Documents, any contract or agreement to which either the Company or Sellers are a party or by which they are bound.

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      5.2.5 There are no (a) outstanding options, warrants or other rights to purchase from the Company or Seller any interest in, or other securities of, the Company, (b) securities convertible into or exchangeable for interests in, or other securities of, the Company or (c) other commitments of any kind for the issuance of additional interests, options or other securities of the Company.

      5.2.6 The Company has no subsidiaries, and has not owned in the past, and does not currently own, directly or indirectly, any capital stock or other equity, ownership, proprietary or voting interest in any person or entity. Since the Company's formation, the Company's sole asset has been the Property owned by the Company.

      5.2.7 Upon the delivery of title to the Interests, Purchaser will acquire good and marketable title to all of the interests in the Company, free and clear of all liens, charges, encumbrances and equities (other than pursuant to the Loan Documents).

      5.2.8 The Company keeps books, records and accounts that, in reasonable detail, accurately and fairly reflect the transactions of the Company.

      5.2.9 Other than the Service Contracts, Leases and other documents described in this Contract, the Company is not a party to any written or oral:

            (a) Service Contract or other contract material to the business of such Company;

            (b) Agreement, mortgage, indenture, loan or credit agreement, security agreement, guaranty or indemnity or other agreement or instrument relating to the borrowing or lending of money or extension of credit or providing for the mortgaging or pledging of, or otherwise placing a lien or security interest on, any assets or properties of the Company, other than pursuant to the Loan Documents;

            (c) Option, warrant or other contract for the purchase of any debt or equity security of any corporation, or for the issuance of any debt or equity security, or the conversion of any obligation, instrument or security into debt or equity securities, of the Company;

            (d) Settlement agreement of any administrative or judicial proceedings, since the date of formation of the Company; or

            (e) Intellectual property (including trademark) licensing agreement.

      5.2.10 Seller is not a foreign person subject to withholding tax as required by Section 1445 of the Internal Revenue Code.

      5.2.11 Each Company has filed all material tax returns that it was required to file, and all such tax returns are correct and complete in all material respects. Sellers shall, following Closing, and at their sole cost, prepare and file the appropriate final tax returns for the Companies for the period ending on the date before Closing. Such tax returns shall be prepared and filed in a manner consistent with past practice.

      5.2.12 No tax examination or audit is in progress with respect to the Company or the Property. There is no outstanding agreement or waiver made by or on behalf of the Company for the extension of time for any applicable statute of limitation and the Company has not requested any extension of time in which to file any tax return.

      5.2.13 To Sellers' knowledge, there are no tax liens outstanding against any of the assets or properties of the Companies (except for current taxes not yet due and payable).

      5.2.14 The Company has not executed any closing agreement pursuant to
Section 7121 of the Internal Revenue Code or any predecessor provision thereof, or any similar provision of state or local law.

      5.2.15 None of the assets owned by the Company is property that is required to be treated as owned by any other person pursuant to Section 168(f)(8) of the Internal Revenue Code as in effect immediately prior to the enactment of the Tax Reform Act of 1986 or is "tax-exempt use property" within the meaning of Section 168(h) of the Internal Revenue Code.

      5.2.16 The Company is not party to a tax sharing agreement or similar arrangement.

      5.2.17 The Company has not agreed, and are not required to make any adjustments pursuant to Section 481(a) of the Internal Revenue Code or any similar provision of state or local law by reason of a change in accounting method initiated by it or any other relevant party, Seller has no knowledge that the Internal Revenue Service has proposed any such adjustment or change in account method and there is no application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or assets of the Company.

      5.2.18 Exhibit H hereto is a list of all tax elections made by the Company.

      5.2.19 To the best of Seller's knowledge, the Company has no indebtedness or liability, whether accrued, fixed or contingent, other than liabilities reflected on the Balance Sheet for the Company, as of the Effective Date, or the Closing Balance Sheet, as of the Closing Date.

      5.2.20 Exhibit I hereto contains an accurate list of:

            (a) The names and addresses of each bank in which the Company has an account.

            (b) The account numbers of such accounts.

            (c) The authorized signatories and amounts for such accounts.

Other than lockbox, reserve and similar accounts that are intended to remain assets of the Companies at Closing in connection with the "assumption" of the Loans, all accounts held by the Company, and funds held therein, shall be distributed to Sellers immediately prior to Closing.

      5.2.21 No bankruptcy, insolvency, rearrangement or similar action by the Company or Sellers is pending nor is any such action threatened to be filed against the Company or Sellers. Neither the Company nor either Seller has ever:

            (a) filed a voluntary petition in bankruptcy;

            (b) been adjudicated a bankrupt or insolvent or filed a petition or action seeking any reorganization arrangement, recapitalization, readjustment, liquidation, dissolution or similar relief under and Federal bankruptcy act or nay other laws;

            (c) sought or acquiesced in the appointment of any trustee, receiver or liquidator of all or any substantial part of its properties, the Property or any portion thereof;

            (d) made a general assignment for the benefit of creditors or admitted in writing its inability to pay its debts generally as they become due.

      5.2.22 Neither Sellers nor the Companies is anticipating or contemplating any of the actions set forth in Section 5.2.21 above.

      5.2.23 All income, single business, franchise, receipts, license, excise, stamp, environmental, capital stock, profits, sales, use, value added or other similar taxes relating to the Company and/or its business operations, which are due and owing on or prior to the date hereof, have been paid. The Company has withheld and paid all taxes required to have been withheld and paid in respect of compensation or other amounts paid to any independent contractor.

      5.2.24 Neither Company has, nor has either Company ever had, any employees.

5.3 Application of Representations and Warranties; Sellers' Knowledge.

      5.3.1 The representations and warranties of Sellers herein shall be deemed to be made (a) by NWC Glades 441, Inc. and Diversified Invest II, LLC with respect to Mission Bay Plaza and Boca Mission, LLC only and (b) by Delray Retail, Inc. and Diversified Invest III, LLC with respect to Plaza at Delray and Linton Delray, LLC only.

      5.3.2 The representations and warranties in Section 5.2 ("Company Representations") shall not operate to extend or expand any representation or warranty in Section 5.1 ("Property Representations") that has expired or is limited pursuant to the provisions of Section 5.5 and/or 5.6 below. If Purchaser may have a claim for breach of a Company Representation based upon facts or circumstances that would have given rise to a claim for breach of a Property Representation, then to the extent the claim for breach of a Property Representation is barred or limited by the provisions of Section 5.5 and/or 5.6, Purchaser shall have no right to assert such claim for breach of the Company Representation. For example, if Purchaser claims that Seller failed to disclose an amendment to a Lease, such claim shall be treated as a claim based upon an alleged breach of Section 5.1.9 and as such shall be subject to the survival periods for Property Representations set forth in Section 5.5 below, even though the claim might also have constituted a breach of the Company Representation in
Section 5.2.9.

      5.3.3 When used in this Contract or in any certificate or other document delivered pursuant hereto, the phrase "to the best of Sellers' knowledge," "to Sellers' knowledge," or derivations thereof shall be construed to mean the current, actual knowledge of F. Jonathan Dracos, without any obligation to make investigation or inquiry regarding the Interests or the Property other than of Heather Mutterperl and of Clifford Lengel of the Property Manager, and without obligation to make any investigation of the files, documents or studies in the possession of other persons, and shall not include any knowledge which may be imputed to either Seller or of any other person. Purchaser acknowledges that the individuals named above are named solely for the purpose of defining and narrowing the scope of Sellers' knowledge and not for the purpose of imposing any liability on or creating any duties running from such individuals to Purchaser. Purchaser covenants that it will bring no action of any kind against such individuals, related to or arising out of these representations and warranties.

5.4 Purchaser's Representations. Purchaser represents and warrants to Sellers as of the Effective Date, as follows:

      5.4.1 Purchaser is duly organized, validly existing and in good standing under the laws of the state of its incorporation or creation as a limited liability company, and by Closing will be qualified to do business in the State of Florida, with full power and authority to enter into and execute this Contract and to consummate the transactions contemplated hereby. Purchaser has received all requisite limited liability company approvals necessary for the execution of this Contract and the consummation of the transactions contemplated hereby and this Contract constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting debtors' and creditors' rights generally and general equitable provisions.

      5.4.2 Neither the execution of this Contract nor the performance by Purchaser of its obligations hereunder will violate, be in conflict with, result in a breach of, or constitute (with due notice or lapse of time, or both) a default under any Applicable Law.

5.5 Survival. The representations and warranties made by Sellers in Section 5.1 hereof shall be effective as of the Effective Date and continue in full force and effect after the Closing for a period of six (6) months; provided any claim arising by reason of a claimed breach of such representations and warranties must be filed in a court of competent jurisdiction on or before the date which is six (6) months from the Closing Date. The representations and warranties made by Sellers in Section 5.2 hereof shall be effective as of the Effective Date and as of the Closing Date, and continue in full force and effect after the Closing for a period of twelve (12) months; provided any claim arising by reason of a claimed breach of such representations and warranties must be filed in a court of competent jurisdiction on or before the date which is twelve (12) months from the Closing Date. Notwithstanding the foregoing, if, prior to the Closing, Purchaser obtains actual knowledge that any representation or warranty of Sellers is inaccurate and Purchaser nonetheless proceeds with the Closing, Sellers shall have no liability for any such matter regarding which Purchaser had actual knowledge prior to Closing.

5.6 Limitation of Sellers' Liability. Notwithstanding any other provision of this Agreement, any agreement or other instrument contemplated by this Agreement, or any rights which Purchaser might otherwise have at law, equity, or by statute, whether based on contract or some other claim, in no event will Sellers' liability to Purchaser (other than with respect to claims for breach of any representations or warranties made by Sellers in Section 5.2 above) exceed
(a) Seven Hundred Fifty Thousand Dollars ($750,000.00) with respect to the purchase of Interests in Boca Mission, LLC and (b) Seven Hundred Fifty Thousand Dollars ($750,000.00) with respect to the purchase of Interests in Linton Delray, LLC. Without limiting the generality of the foregoing, the general and limited partners, employees, agent or affiliate of Sellers will not in any manner be personally or individually liable for the obligations of Sellers hereunder or for any claims related to this Agreement, any agreement or other instrument contemplated by this Agreement, the Interests or the Property. The provisions of this Section 5.6 shall survive the Closing.

5.7 As Is; Release. (a) Purchaser acknowledges that Purchaser will have the opportunity to independently and personally inspect the Property and that Purchaser has entered into this Agreement based upon its ability to make such examination and inspection. The Property is to be accepted by Purchaser at Closing, by reason of its purchase of the Interests, in its then present condition "AS IS, WITH ALL FAULTS, (WHETHER LATENT, PATENT OR DETECTABLE OR NOT) AND WITHOUT ANY WARRANTY WHATSOEVER, EXPRESS OR IMPLIED", and without any reduction in the Purchase Price for any change in the physical or financial condition occurring from and after the Effective Date EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES OF SELLERS CONTAINED IN THIS CONTRACT. NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, IT IS UNDERSTOOD AND AGREED THAT, EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES OF SELLERS CONTAINED IN THIS CONTRACT, SELLERS AND SELLERS' AGENTS OR EMPLOYEES HAVE NOT MADE AND ARE NOT NOW MAKING, AND THEY SPECIFICALLY DISCLAIM, ANY WARRANTIES, REPRESENTATIONS OR GUARANTIES OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, WITH RESPECT TO THE INTERESTS OR THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, WARRANTIES, REPRESENTATIONS OR GUARANTIES AS TO (1) MATTERS OF TITLE (OTHER THAN SELLERS' WARRANTY OF TITLE, IF ANY, SET FORTH IN THE DEED TO BE DELIVERED AT CLOSING); (2) ENVIRONMENTAL MATTERS OF ANY KIND RELATING TO THE PROPERTY, THE LAND OR THE IMPROVEMENTS OR ANY PORTION THEREOF (INCLUDING THE CONDITION OF THE SOIL OR GROUNDWATER BENEATH THE PROPERTY); (3) GEOLOGICAL CONDITIONS, INCLUDING, WITHOUT LIMITATION, SUBSIDENCE, SUBSURFACE CONDITIONS, WATER TABLE, UNDERGROUND WATER RESERVOIRS, LIMITATIONS REGARDING THE WITHDRAWAL OF WATER AND EARTHQUAKE FAULTS AND THE RESULTING DAMAGE OF PAST AND/OR FUTURE EARTHQUAKES; (4) WHETHER, AND TO THE EXTENT TO WHICH THE PROPERTY OR ANY PORTION THEREOF IS AFFECTED BY ANY STREAM (SURFACE OR UNDERGROUND), BODY OF WATER, FLOOD PRONE AREA, FLOOD PLAIN, FLOODWAY OR SPECIAL FLOOD HAZARD; (5) DRAINAGE; (6) SOIL CONDITIONS, INCLUDING THE EXISTENCE OF INSTABILITY, PAST SOIL REPAIRS, SOIL ADDITIONS OR CONDITIONS OF SOIL FILL, OR SUSCEPTIBILITY TO LANDSLIDES, OR THE SUFFICIENCY OF ANY UNDER SHORING; (7) ZONING TO WHICH THE PROPERTY OR ANY PORTION THEREOF MAY BE SUBJECT;
(8) THE AVAILABILITY OF ANY UTILITIES TO THE PROPERTY OR ANY PORTION THEREOF INCLUDING, WITHOUT LIMITATION, WATER, SEWAGE, GAS AND ELECTRIC; (9) USAGES OF ADJOINING PROPERTY; (10) ACCESS TO THE PROPERTY OR ANY PORTION THEREOF, (11) THE VALUE, COMPLIANCE WITH THE PLANS AND SPECIFICATIONS, SIZE, LOCATION, AGE, USE, DESIGN, QUALITY, DESCRIPTION, SUITABILITY, STRUCTURAL INTEGRITY, OPERATION, TITLE TO, OR PHYSICAL OR FINANCIAL CONDITION OF THE PROPERTY OR ANY PORTION THEREOF, OR ANY INCOME, EXPENSES, CHARGES, LIENS, ENCUMBRANCES, RIGHTS OR CLAIMS ON OR AFFECTING OR PERTAINING TO THE PROPERTY OR ANY PART THEREOF; (12) THE PRESENCE OF HAZARDOUS MATERIALS (HEREINAFTER DEFINED) IN OR ON, UNDER OR IN THE VICINITY OF THE PROPERTY; (13) THE CONDITION OR USE OF THE PROPERTY OR COMPLIANCE OF THE PROPERTY WITH ANY OR ALL PAST, PRESENT OR FUTURE FEDERAL, STATE OR LOCAL ORDINANCES, RULES, REGULATIONS OR LAWS, BUILDING, FIRE OR ZONING ORDINANCES, CODES OR OTHER SIMILAR LAWS; (14) THE EXISTENCE OR NON-EXISTENCE OF UNDERGROUND STORAGE TANKS; (15) ANY OTHER MATTER AFFECTING THE STABILITY OR INTEGRITY OF THE REAL PROPERTY; (16) THE POTENTIAL FOR FURTHER DEVELOPMENT OF THE PROPERTY; (17) THE EXISTENCE OF VESTED LAND USE, ZONING OR BUILDING ENTITLEMENTS AFFECTING THE PROPERTY; (18) THE

MERCHANTABILITY OF THE PROPERTY OR FITNESS OF THE PROPERTY FOR ANY PARTICULAR PURPOSE (PURCHASER AFFIRMING THAT PURCHASER HAS NOT RELIED ON SELLERS' OR SELLERS' AGENTS' OR EMPLOYEES' SKILL OR JUDGMENT TO SELECT OR FURNISH THE PROPERTY FOR ANY PARTICULAR PURPOSE, AND THAT SELLERS MAKE NO WARRANTY THAT THE PROPERTY IS FIT FOR ANY PARTICULAR-PURPOSE); OR (19) TAX CONSEQUENCES. EXCEPT AS EXPRESSLY SET FORTH HEREIN, SELLERS MAKE NO REPRESENTATIONS OR WARRANTIES OF ANY KIND TO PURCHASER, INCLUDING, WITHOUT LIMITATION, THE PHYSICAL CONDITION OF THE PROPERTY AND ANY IMPROVEMENTS LOCATED THEREON, OR THEIR SUITABILITY FOR ANY PARTICULAR PURPOSE OR OF MERCHANTABILITY. PURCHASER SHALL RELY ON ITS INVESTIGATIONS OF THE COMPANIES AND THE PROPERTY IN DETERMINING WHETHER TO ACQUIRE THE INTERESTS.

      (b) Each Seller and its partners, shareholders, officers, directors, agents, employees, the Property Manager, controlling persons and affiliates (individually a "Seller Party" and collectively the "Seller Parties") is hereby released from all responsibility and liability regarding the condition (including the presence in the soil, air, structures and surface and subsurface waters, of materials or substances that have been or may in the future be determined to be toxic, hazardous, undesirable or subject to regulation and that may need to be specially treated, handled and/or removed from the Property under current or future federal, state and local laws, regulations or guidelines), valuation, salability or utility of the Property, or its suitability for any purpose whatsoever. Without limitation, Purchaser specifically releases Sellers from any claims Purchaser or the Company may have against Sellers now or in the future under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601 et seq., as amended; the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et seq., as amended; any other analogous state or federal statute; and common law arising from the environmental conditions of the Property or the presence of Hazardous Materials, solid wastes, or any other pollutants or contamination the Property.

      (c) Purchaser acknowledges that any information of any type which Purchaser has received or may receive from any Seller Party, including, without limitation, any environmental reports and surveys, is furnished on the express condition that Purchaser shall make an independent verification of the accuracy of such information, all such information being furnished without any warranty whatsoever.

      (d) THE PROVISIONS OF THIS SECTION ARE A MATERIAL PART OF THE CONSIDERATION FOR SELLERS' ENTERING INTO THIS AGREEMENT, AND SHALL SURVIVE CLOSING.

                                    ARTICLE 6

                              CONDITIONS TO CLOSING

6.1 Tenant Estoppels.

      6.1.1 Estoppel Requirement. As a condition to Purchaser's obligation to close this transaction, Purchaser shall have received executed and current (i.e. dated not earlier than July 1, 2004) estoppel letters (each such certificate, an "Estoppel Letter") from (i) all Tenants of the

Property whose individual leased premises comprise at least 10,000 rentable square feet or more (the "Major Tenants"); and (ii) Tenants of the Property whose leased premises comprise at least eighty five percent (85%) of that portion of the rentable floor area of each separate Center occupied by Tenants who are not Major Tenants. In the event that Sellers are unable to provide to Purchaser the required Estoppel Letters on or before August 4, 2004, Purchaser may either: (a) elect not to purchase the Interests, at which time the Deposit shall be returned to Purchaser and this Agreement shall be null and void and neither party shall have any further rights or obligations under this Agreement, except for the indemnity obligations and other obligations which by the express terms hereof survive termination; or (b) elect to purchase the Interests notwithstanding Purchaser's failure to receive the required Estoppel Letters, in which event Purchaser shall be deemed to have waived the condition contained in this Section 6.1 (and Purchaser's failure to elect option (b) above in writing prior to Closing shall be deemed an election of option (a)), provided however that Sellers shall have the right to adjourn the Closing for up to fifteen (15) days in the aggregate, upon written notice to Purchaser, in order to obtain the required Estoppel Letters.

      6.1.2 Procedures for Obtaining Estoppel Letters.

            (a) The Estoppel Letter submitted to Tenants shall be in substantially the form of Exhibit B attached hereto (or, if Lender so requires, upon the form required by the Lender) or in such other form, or containing such certifications, as may be provided for in the applicable Lease. As soon as reasonably practicable, Sellers will cause the Property Manager to prepare an Estoppel Letter for each Tenant and deliver the same to Purchaser for review and approval. Purchaser shall have until the close of business June 29, 2004 to object to the proposed Estoppel Letters. In the event that Purchaser has not objected to the Estoppel Letters within such time, such Estoppel Letters shall be deemed approved and Sellers may deliver same to the applicable Tenants for execution. Estoppel Letters that have been approved, or deemed approved, in accordance with the foregoing procedures shall be referred to herein as "Form Estoppel Letter(s)."

            (b) As and when Sellers receive an executed Estoppel Letter (each an "Executed Estoppel") from a Tenant, Sellers will furnish Purchaser with a copy. In the event that Purchaser has not objected to the Executed Estoppel within five (5) business days, such Executed Estoppel shall be deemed approved. In the event Purchaser properly objects to the Executed Estoppel within the specified time period, such Executed Estoppel shall not be included in the threshold requirements set forth in Section 6.1. Subject to Section 6.1.2(c) below, Purchaser shall have the right to object to an Executed Estoppel that is not in the form required by this
      Section 6.1.2, or that contains information that is not consistent with the Form Estoppel Letters approved by Purchaser pursuant to Section 6.1.2(a) above.

            (c) Purchaser shall have no right to object to an Executed Estoppel solely because (i) the certifications with respect to absence of defaults or rights of offset have been qualified as being to the Tenant's knowledge or as being subject to any similar qualification, (ii) the Lease has not been attached, or (iii) the Tenant has substituted its own form of Estoppel Letter, so long as the Tenant's form contains substantially the same information and statements that are provided in Exhibit B hereto or comparable sections of the Lender's form (unless otherwise provided in the estoppel provisions of the applicable Lease), and such information does not conflict with the information provided in the corresponding sections of the Form Estoppel Letter for such Tenant.

            (d) In the event that the Closing Date is adjourned, the Executed Estoppels approved by Purchaser shall be deemed "current" through the adjourned Closing Date.

6.2 Conditions to Purchaser's Obligation to Close. In addition to the conditions set forth elsewhere in this Contract, the following condition(s) shall be conditions precedent to the obligation of Purchaser to purchase the Interests on the Closing Date as provided herein:

      6.2.1 The Title Company shall be prepared to issue, upon payment of applicable premiums and fees, its ALTA Owner's Policy of Title Insurance in the amount of the Purchase Price showing fee simple title vested in the applicable Company subject only to the Permitted Encumbrances. If there is a title exception other than a Permitted Encumbrance which precludes the Title Company from issuing such policy, then Sellers shall have the right to substitute as the Title Company either Chicago Title Insurance Company or another major title insurance company which is prepared to issue such policy, provided that Purchaser has approved in its reasonable judgment any affirmative insurance or endorsements with respect to the title exception in question.

      6.2.2 The Closing Balance Sheet of each Company shall show no assets other than (x) the Center owned by such Company (including receivables attributable to unpaid rents, if any), (y) utility and similar deposits and (z) any reserves then outstanding under the Loan Documents, and no liabilities other than (i) obligations shown on the Balance Sheet attached hereto as Exhibit P, (ii) the Loan, (iii) payables that have been prorated in accordance with the provisions of this Contract and (iv) liabilities covered by insurance. For avoidance of doubt, the parties agree that the annotated balance sheets attached hereto as Exhibit P reflect the intended status of each line item as of the Closing.

      6.2.3 Lender shall have approved in writing the sale of the Interests to Purchaser in accordance with Section 9.3 hereof.

      6.2.4 The representations and warranties made by Sellers in Section 5.1 shall have been true and correct in all material respects as of the Effective Date, and the representations and warranties made by Sellers in Section 5.2 shall be true and correct in all material respects as of the Effective Date and the Closing Date.

6.3 Conditions to Sellers' Obligation to Close. In addition to the conditions set forth elsewhere in this Contract, the following condition(s) shall be conditions precedent to the obligation of Sellers to sell the Interests on the Closing Date as provided herein:

      6.3.1 Lender shall have (a) approved in writing the sale of the Interests to Purchaser in accordance with Section 9.3 hereof, and (b) executed releases in form and substance satisfactory to Sellers releasing any Affiliates of Sellers that may be obligated under any of the Loan Documents (including any nonrecourse guaranty and environmental indemnity), from any and all liability under or in respect of the Loan from and after the Closing Date.

6.4 Failure of Condition. If any of the foregoing conditions are not satisfied by Closing, the party for whose benefit such condition runs shall have the right to terminate this Contract by notifying the other party, in which event Purchaser shall receive a return of the Earnest Money and this Contract shall be null and void and neither party shall have any further rights or obligations under this Contract, except for the Surviving Obligations.

                                    ARTICLE 7

                                     CLOSING

7.1 Closing Date. Provided all of the conditions to Closing have been satisfied, the Closing shall be held at the offices of the Title Company (or such other location as may be mutually agreed upon by Sellers and Purchaser) or by delivery of Closing documents in escrow to the Title Company at 10:00 a.m. on August 15, 2004 or at such earlier date and time as may be mutually agreed upon in writing by Sellers and Purchaser (the "Closing Date"). The wire transfer of the cash portion of the Purchase Price must be actually received by Sellers no later than 2:00 p.m. Eastern time on the Closing Date.

7.2 Closing Matters.

            (a) At Closing, Sellers shall execute, deliver and acknowledge the following documents:

                  (i) An assignment of the Interests in the form of Exhibit C hereto;

                  (ii) An affidavit with respect to each Seller's status as a
            United States taxpayer in the form of Exhibit D attached hereto;

                  (iii) Any Assumption Documents required to be executed by
            Sellers;

                  (iv) A balance sheet of each Company as of the Closing Date
            (the "Closing Balance Sheet"), together with a certificate of the applicable Seller to the effect that the Balance Sheet (a) has been prepared in accordance with the books and records of the applicable Company, (b) has been prepared in accordance with standard accounting principles consistently applied throughout the periods covered and (c) to Seller's knowledge, presents fairly the financial condition of the Company at such date; and

                  (v) The Closing Statement.

            (b) In addition to the documents to be executed and delivered by Sellers pursuant to Section 7.2(a), at Closing Sellers shall:

                  (i) To the extent available and in Sellers' possession,
            deliver to Purchaser at the Closing or at the Property originals of the Leases, the Service Contracts that will not be terminated as of Closing, the Warranties, plans and specifications and the other Submission Matters;

                  (ii) Deliver possession of the Property to Purchaser, subject to the rights of Tenants and the Permitted Encumbrances;

                  (iii) Deliver a current Rent Roll for the Property to
            Purchaser, in the same form as the Rent Roll delivered to Purchaser as part of the Submission Matters;

                  (iv) Deliver all available keys then in Sellers' possession to locks located in the Improvements to Purchaser; and

                  (v) Deliver such evidence of the authority and capacity of
            Sellers and their representatives as Purchaser, Purchaser's counsel or the Title Company may reasonably require.

            (c) At Closing, Purchaser and the Substitute Indemnitor, as applicable, shall execute, deliver and acknowledge the following documents:

                  (i) The Assignment of Interests;

                  (ii) An agreement between Purchaser and the Property Manager, in substantially the form of Exhibit J hereto, pursuant to which Purchaser and each Company acknowledge the obligation of the Companies to pay any leasing commissions which are Purchaser's responsibility pursuant to Section 9.1(b) below or for which Purchaser received a credit at Closing pursuant to Section 7.1(e)(i) hereof, pursuant to the provisions of the Property Management Agreement between the Property Manager and the Companies dated as of April 11, 2003 (Mission Bay Plaza) and August 7, 2003 (Plaza at Delray), and the Property Manager acknowledges this transaction and agrees to look solely to Purchaser and the applicable Company for payment of such commissions;

                  (iii) Such other affidavits and documents as may be reasonably required by the Title Company;

                  (iv) The Assumption Documents; and

                  (v) The Closing Statement.

            (d) In addition to the documents to be executed, delivered and acknowledged by Purchaser pursuant to Section 7.2(c), at Closing Purchaser shall:

                  (i) Deliver the balance of the Purchase Price to the Title
            Company; and

                  (ii) Deliver such evidence of the authority and capacity of
            Purchaser and its representatives as Sellers or the Title Company may reasonably require.

            (e) All rentals, revenues and other income generated by the Property and all utilities, real estate taxes, maintenance charges and other operating expenses incurred in connection with the ownership, management and operation of the Property shall be paid or shall be prorated between Sellers and Purchaser in accordance with the provisions set forth below as of 11:59 p.m. of the day immediately preceding the Closing Date, as if Sellers were the owner of the Property prior thereto and Purchaser then became the owner of the Property. Any post-Closing prorations and adjustments shall be made on the same basis. Any apportionments and prorations which are not expressly provided for below shall be made in accordance with the customary practice in the area in which the Property is located. Sellers and Purchaser shall prepare a schedule of adjustments at least three (3) business days prior to the Closing Date and shall be part of the settlement statement for the transaction (the "Closing Statement"). Any net adjustment in favor of Purchaser shall be credited against the Purchase Price at the Closing. Any net adjustment in favor of Sellers shall be paid in cash at the Closing by Purchaser to Sellers. A copy of the Closing Statement agreed upon by Sellers and Purchaser shall be executed and delivered by Sellers and Purchaser at the Closing.

                  (i) Purchaser shall receive a credit for any Leasing Costs which are unpaid as of the Closing Date and which are Seller's responsibility hereunder. Purchaser shall reimburse Sellers at Closing for all Leasing Costs which have been paid by the Companies or Sellers and which are Purchaser's responsibility pursuant to
            Section 9.1(b) hereof. For purposes of this Agreement, "Leasing Costs" shall mean all leasing commissions, tenant improvement allowances, the cost of any "work letter" provided by the landlord, reasonable marketing expenses and reasonable legal fees, in each case in connection with a Lease Transaction; and "Lease Transaction" shall mean any new Lease; amendment, amendment and restatement or modification of a Lease; and/or renewal, expansion or extension of a Lease, whether pursuant to an option set forth in the Lease or otherwise.

                  (ii) monthly rents (including fixed and additional rent) for the month in which the Closing occurs shall be prorated on a cash basis based upon the actual number of days in the month during which the Closing occurs.

                  (iii) ad valorem taxes (real and personal) for the tax year during which the Closing occurs shall be prorated and adjusted at Closing on an accrual basis. For example, if the tax year is calendar year 2004, and if taxes for 2004 are due on November 1, 2004, then at Closing on August 15, 2004 Purchaser would be entitled to a credit for real estate taxes for the period January 1, 2004 through August 14, 2004. If real property taxes and assessments for the year of Closing are not known or cannot be reasonably estimated, taxes shall be estimated based on taxes for the year prior to Closing. After taxes for the year of Closing are known, adjustments, if needed, will be made between the parties. Any refunds or credits received after Closing shall be prorated between the parties as set forth above, and Purchaser shall pay to Sellers their share of such refund or credit, net of reasonable attorneys' fees, promptly following receipt of such refund or application of such credit.

                  (iv) Percentage rent collected from Tenants for the month in which the Closing occurs, and attributable to the fiscal year in which the Closing occurs, shall be prorated on a cash basis at Closing based upon the actual number of days in such month. A further adjustment shall be made at the end of the fiscal year for which Tenants pay percentage rent, on an annualized basis, based upon the gross sales reports submitted by Tenants for such fiscal year and Sellers' share thereof shall be paid within 15 days following collection of such percentage rents from Tenants.

                  (v) Additional rent that is not paid on a monthly basis but that will become due and payable for the year in which the Closing occurs, including quarterly or annual payments, reconciliations and so called "rebillings" or "true ups" for common area maintenance, real estate taxes, insurance and other escalations or recoveries, shall be adjusted on an annualized basis promptly following the determination of the amounts due. Any such additional rent attributable to periods prior to the year of Closing shall be the sole property of Sellers.

                  (vi) All costs, expenses, charges and fees relating to the ownership, management, operation, maintenance and repair of the Property, including electricity, gas, water and sewer charges, telephone and other public utilities, common area maintenance charges, personal property taxes, excise taxes on rent, business occupational taxes, the Companies' contributions to merchant or project associations or to promotional funds, periodic charges payable under Contracts, periodic fees payable under transferable licenses for the operation of the Property, and periodic charges under reciprocal easement agreements, shall be prorated on an accrual basis as of the Closing Date based upon the actual number of days in the month during which the Closing occurs. To the extent feasible, utility meters shall be read on the date prior to the date of Closing and all utilities thereafter used shall be paid for by Purchaser and all utilities theretofore used shall be paid by Sellers.

                  (vii) The Companies shall retain all cash Security Deposits, provided that Sellers shall be entitled to retain any Security Deposits of Tenants in default that vacated their premises prior to the Closing Date to the extent allowed under such Tenant's Lease or Applicable Laws. All utility deposits made by the Companies shall remain assets of the Companies and the amount of such deposits shall be added to the Purchase Price at Closing.

                  (viii) Debt service (being interest only payments) under the
            Loan shall be prorated as of the Closing Date. Pursuant to Section 2.1.3, Purchaser shall receive a credit for the principal balance of the Loans as of the Closing Date. Purchaser shall pay or credit to Sellers at Closing the then outstanding balance of any tax and insurance impounds and other reserve or escrow accounts held by Lender pursuant to the Loan Documents.

                  (ix) The provisions of this Section 7.2(e) shall survive the
            Closing.

7.3 Closing Costs. Sellers shall pay one-half of the escrow fee charged by the Title Company, its share of the prorations as set forth in Section 7.2(e) hereof and its own attorney's fees. Purchaser shall pay the cost of the Survey, the premium for the Owner's Policy, and any endorsements to such Owner's Policy Purchaser elects to purchase, all inspections undertaken pursuant to ARTICLE 3 hereof, one-half of the escrow fee charged by the Title Company, all fees for recording any instruments to be filed or recorded at Closing, its proportionate share of the prorations as set forth in Section 7.2(e) hereof, and its own attorney's fees. If any State or local transfer taxes are imposed upon the sale of the Property or the Interests, such taxes shall be split 50/50 between Sellers and Purchaser. Fees and costs in connection with the assumption of the Loan shall be allocated as set forth in Section 9.3 below. Except as otherwise provided in this Section, all other expenses hereunder shall be paid by the party incurring such expenses.

      7.3.1 Title Indemnity. The parties acknowledge that non-imputation endorsements are not available in Florida. Purchaser is seeking a title insurance policy or endorsement or affirmative insurance that would provide to Purchaser substantially the same protection as a non-imputation endorsement. If the Title Company will not issue such a policy, endorsement or affirmative insurance, in form and substance satisfactory to Purchaser, then at Closing Investcorp Properties Limited ("IPL") shall deliver to Purchaser an indemnity agreement, in form reasonably acceptable to both parties ("Title Indemnity"), indemnifying Purchaser with respect to one half of the amount of any losses (including reasonable legal fees) actually incurred by Purchaser because the Title Company denies coverage of a claim under its policies on the grounds that the applicable defects, liens or other matters affecting the Companies' title to the Property were (a) created, suffered, assumed or agreed to by the Company during Seller's period of ownership of the Interests, or (b) known to Seller and not been disclosed in writing to the Title Company prior to the Closing Date. The Title Indemnity shall be subject to the following conditions and limitations: (i) any claim under the Title Indemnity must be filed in a court of competent jurisdiction on or before the fifth (5th) anniversary of the Closing Date, (ii) Purchaser shall look first to the title insurance policies that were issued to the Company upon its acquisition of the Center ("Original Policies") with respect to matters known to the issuer of such policies ("Original Issuer"), including matters shown in title commitments or reports issued by the Original Issuer and surveys or searches delivered to the Original Issuer in connection with the issuance of the Original Policies, (iii) the liability of IPL shall be limited to $443,100 less one-half of any state or local real estate transfer tax imposed and paid upon the sale of Interests contemplated hereby, and (iv) the Title Indemnity shall be for the sole benefit of Purchaser and shall not be transferable to any other person, including to any subsequent purchaser of the Property or the Interests or any portion thereof, other than Affliates of Purchaser.

                                    ARTICLE 8

                               DAMAGE TO PROPERTY

8.1 Casualty; Condemnation. Sellers agrees to give Purchaser prompt notice of any casualty affecting the Land, the Improvements or the Personalty between the date hereof and the Closing Date or of any actual or threatened taking or condemnation of all or any portion of the Land or the Improvements.

            (a) If prior to the Closing there shall occur:

                  (i) damage to either Property caused by fire or other casualty which would cost $500,000 or more to repair or restore, as reasonably determined by Sellers; or

                  (ii) the taking or condemnation of all or any portion of the
            Land and the Improvements as would materially interfere with the continuing use thereof as a retail shopping center;

then in any such event, Purchaser may at its option terminate this Contract by notice to Sellers within ten (10) days after Purchaser has received the notice referred to above or at the Closing, whichever is earlier. If Purchaser does not elect to terminate this Contract, then the Closing shall take place as provided herein without abatement of the Purchase Price, and any insurance proceeds or condemnation awards which may be payable to the Company on account of any such occurrence, or rights to such proceeds or awards, shall remain an asset of the Company and Purchaser shall receive a credit against the Purchase Price in the amount of any unpaid deductible applicable to such insurance proceeds (less any portion of the deductible that has been applied to covered losses). For example, if there is a $25,000 deductible under the all risk policy, a water pipe breaks and the Company spends $10,000 on emergency repairs prior to Closing, Purchaser would receive a credit for $15,000, which is the balance of the deductible, and the Company would have a claim for any other covered loss.

            (b) If prior to the Closing there shall occur:

                  (i) damage to either Center caused by fire or other casualty which would cost less than $500,000 to repair or restore, as reasonably determined by Sellers; or

                  (ii) the taking or condemnation of a portion of the Land and the Improvements which would not materially interfere with the continuing use of a Center as a retail shopping center;

then in any such event, Purchaser shall have no right to terminate its obligations under this Contract, but any insurance proceeds or condemnation awards which may be payable to the Company on account of any such occurrence, and any rights to receive such proceeds or awards, shall remain an asset of the Company and Purchaser shall receive a credit against the Purchase Price in the amount of any unpaid deductible applicable to such insurance proceeds (less any portion of the deductible that has been applied to covered losses).

8.2 Arbitration. Any dispute arising with regard to any matter described in this
ARTICLE 8 (including but not limited to the cost to restore) shall be resolved by binding arbitration in accordance with the Construction Industry Arbitration Rules of the American Arbitration Association.

8.3 Postponement of Closing. If an arbitration pursuant to Section 8.2 above has not been resolved by the Closing Date, then the Closing Date shall be extended for a reasonable time, but no later than twenty (20) days after resolution of the arbitration, provided, however, if said arbitration has not been resolved within thirty (30) days following the original scheduled Closing Date, either party may terminate this Contract and, provided that Purchaser has not unreasonably failed to make any determination, election or agreement provided for in this
ARTICLE 8, neither party shall have any further rights or obligations hereunder (except as expressly provided herein) and the Earnest Money shall be returned to Purchaser.

                                    ARTICLE 9

                    INTERIM AND POST-CLOSING RESPONSIBILITIES

9.1 Interim Responsibilities.

            (a) Sellers agree that during the period between the Effective Date and the Closing Date, Sellers shall cause the Companies to:

                  (i) manage and lease the Property, or cause the Property to be managed and leased, under policies substantially similar to those existing prior to the Effective Date, provided that Sellers shall have no obligation to cause the Companies to make any capital improvements or replacements to the Property or any portion thereof, but Sellers shall cure any notice that the Property is in violation of Applicable Laws received prior to Closing unless such violation is attributable to acts or omissions of a Tenant (provided that Sellers shall not be obligated to expend more than $50,000 per Center to cure such violations). Nothing herein shall prohibit Sellers from submitting requisitions from reserves held by the Lender and the proceeds of any such requisitions shall be retained by Sellers, or from making distributions prior to Closing that are consistent with the Closing Balance Sheet;

                  (ii) obtain Purchaser's prior written consent before entering into any Lease Transaction (other than an amendment to evidence the Tenant's exercise of a right to renewal, extension or expansion in accordance with the terms set forth in the Lease), provided that Purchaser's consent shall not be unreasonably withheld or delayed with respect to Lease Transactions entered into prior to the end of the Inspection Period, and Sellers shall provide Purchaser with copies of all relevant documents, including without limitation documents evidencing the Leasing Costs for which Purchaser may be liable pursuant to Section 9.1(b) below, to allow Purchaser to make an informed decision. Purchaser hereby approves Lease Transactions with Fast Frames (at Plaza at Delray) and Bronze Body tanning salon (at Mission Bay Plaza) pursuant to the term sheets attached hereto as Exhibit O;

                  (iii) maintain property and liability insurance coverage in the ordinary course of the Companies' business with respect to the Property from the date hereof through the Closing Date or earlier termination of this Contract; and

                  (iv) refrain from granting any lien or causing any instrument to be recorded that would further encumber the Property in any manner, other than memoranda of lease and/or subordination, non-disturbance and attornment agreements with respect to Leases entered into in accordance with the terms hereof or liens or encumbrances to be discharged as of the Closing Date.

      (b) Purchaser shall be solely liable for all Leasing Costs in connection with any Lease Transaction entered into or effective between the Effective Date and the Closing Date and permitted or deemed permitted by Section 9.1(a)(ii) hereof, and shall reimburse Sellers at Closing for any portion of such Leasing Costs that were paid prior to the Closing Date, and shall pay all other such Leasing Costs as and when the same become due and payable. Sellers shall be responsible for all other Leasing Costs that are due and payable as of the Closing Date in connection with the Leases (including Leasing Costs for the Lease Transactions with Fast Frames and Bronze Body). This provision shall survive the Closing.

9.2 Delinquent Rents; Post Closing Adjustments. The provisions of this Section
9.2 shall survive Closing.

      9.2.1 Purchaser shall use its reasonable efforts to collect rents delinquent as of the Closing Date in the usual course of Purchaser's operation of the Property following Closing, and shall apply the rents so collected first to rents due for the month in which the Closing occurs (and Purchaser shall promptly pay to each Seller its proportionate share of such amounts), second to current rents and third, out of any excess remaining, to delinquencies in reverse order (i.e. to the most recent delinquencies first); provided, however, Purchaser shall not be obligated to institute any lawsuit or other collection procedures to collect such delinquent rents. If, after using reasonable efforts, Purchaser is unable to collect any such delinquent rents, Purchaser shall have no liability for its failure to do so and Sellers shall have no right to pursue collection of same.

      9.2.2 Any post-Closing prorations and adjustments shall be made as soon as practicable after the Closing, but in any event within fifteen (15) days following collection with respect to additional rent for real property tax reimbursements, and by March 30, 2005 with respect to all other additional rent. Purchaser shall bill Tenants for real property tax reimbursements no later than December 31, 2004. The party owing any amount shall reimburse the other party to whom such amount is owed within then (10) business days after such adjustment occurs. Purchaser shall provide an accounting with respect to each Center, accompanied by reasonable documentary evidence of the rents, revenues and expenses in question.

      9.2.3 Notwithstanding Section 9.2.1, any payments received from Tenants after the Closing which are either designated as payments for percentage rent, common area maintenance adjustments, escalations, recoveries or other similar items, or which are otherwise readily identifiable as such, and which accrued prior to Closing, shall be adjusted between Sellers and Purchaser and shall not be applied to outstanding current rents.

9.3 Assumption of the Loans.

      9.3.1 Promptly following the Effective Date, Sellers shall request Lender's consent to the sale of the Interests as a permitted transfer under the Loan Documents. Purchaser shall, no later than June 17, 2004 (the "Loan Submission Date"), provide to the Lender all documents and information requested by Lender in the assumption checklist submitted to Purchaser prior to the

Effective Date, and all other documents and information with respect to Purchaser and its Substitute Indemnitor as Lender may reasonably require.

      9.3.2 Purchaser shall cooperate in all reasonable respects with such request, and shall use its best efforts to obtain Lender's consent. Without limiting the generality of the foregoing, Purchaser shall: (i) submit all information (including without limitation audited financial statements) with respect to Purchaser, its principals and affiliates and the entity ("Substitute Indemnitor") that will replace Investcorp Properties Limited ("IPL") as indemnitors or guarantors with respect to any environmental or other indemnification or recourse obligations under the Loan Documents, as Lender may request, (ii) provide such customary legal opinions as Lender may require, from counsel acceptable to Lender and in form and substance acceptable to Lender, including without limitation a non-consolidation opinion, (iii) satisfy Lender's requirements with respect to the single purpose entity and bankruptcy remote structure of ownership of Purchaser; (iv) comply with Lender's requirement to establish a lockbox for the deposit of the rents from the Property, and increase the amount of any tax and insurance, replacement, leasing cost or other reserves if required by Lender pursuant to the terms of applicable agreements with respect to such reserves; (v) comply with any other reasonable conditions to the transfer which may be imposed by the Lender (subject to Section 9.3.6) and, if the Loan has been securitized prior to the Closing, by any applicable rating agencies, including delivery of any customary legal opinions required by Lender,
(vi) satisfy Lender with respect to the property manager and exclusive leasing agent for the Property and the form of any contracts with such parties; and
(vii) take such other actions as may be reasonably required to comply with the provisions of Article 8 of the Mortgage and Security Agreement with respect to each Property.

      9.3.3 Purchaser shall execute, acknowledge and deliver to Lender at Closing such documents as Lender may require in order to obtain Lender's consent to the transfer and to enable Lender to release Seller's Affiliates from further liability in respect of the Loan (the "Assumption Documents"). The Assumption Documents shall include, without limitation, the following: (i) an assumption agreement in the standard form required by the Lender, (ii) agreements executed by the Substitute Indemnitor in substantially the form of the original Environmental Indemnification Agreement executed by the applicable Company and IPL and the Guaranty of Recourse Obligations of Borrower executed by IPL and
(iii) an agreement among Purchaser, its property manager and Lender subordinating any claims of the property manager to the lien of the mortgages securing the Loans. The Assumption Documents shall provide for such amendments to the Loan Documents as are necessary to (x) substitute Purchaser as borrower and an entity satisfactory to Lender as Substitute Indemnitor, (y) modify representations and warranties and affirmative and negative covenants as necessary to delete all references to Sellers and/or its Affiliates, and to reflect Purchaser's structure of ownership and (z) modify the "due on sale" clause to include the following types of transactions as permitted transfers, but only to the extent such permitted transfers are consistent with the existing guidelines of the applicable rating agencies: (A) transfers of limited partnership interests in Ramco-Gershenson Properties, L.P. (the "Operating Partnership"), so long as RPT (as hereinafter defined) remains the general partner of the Operating Partnership, (B) sales on a public exchange of stock in Ramco-Gershenson Properties Trust ("RPT"), which is the publicly traded real estate investment trust that is the general partner of the Operating Partnership, and (C) merger transactions involving either Indemnitor or RPT.

      9.3.4 Sellers shall request that the Lender include in the Assumption Documents a certification of the Lender to the effect that: (i) the Loan Documents are all of the material documents relating to the Loan and are unmodified; (ii) the Loan is in good standing and there is no default thereunder and no event which, with the passage of time, would mature into a default; (iii) the amount of each reserve or impound being held by Lender; and (iv) the principal balance and all other amounts owing under the Loan. Inclusion of such certifications shall not be a condition to Closing.

      9.3.5 Any transfer fee, costs or expenses charged by Lender in connection with its consent to the transfer of the Interests to Purchaser ("Lender Fees") shall be paid by Purchaser. Purchaser shall, no later than the Loan Submission Date, pay to Lender any review fees and make any deposit of legal and other third party fees required by the Lender as a condition to its review of the request for consent to the transfer.

      9.3.6 Purchaser shall not be obligated to enter into any agreements with Lender that would modify the economic terms of the Loan, materially increase the obligations of the borrower beyond those of the applicable Company as borrower, or of the Substitute Indemnitor beyond those of Sellers' Affiliates as indemnitors, under the Loan Documents or materially reduce the rights of the borrower under the Loan Documents.

9.4 Audit. Purchaser shall have the right after Closing to conduct an audit of the operating records for the Property for the period from the date of the Company's acquisition of the applicable Center to the Closing Date. Sellers agree to reasonably cooperate with Purchaser, at no cost to Sellers, and make available for review such operating records, including original invoices and bank statements, that were not delivered to Purchaser at Closing, to the extent such information is in the possession of Sellers or the Property Manager. This provision shall survive the Closing.

9.5 Insurance Claims. The parties acknowledge that the Companies are "insureds" under the insurance policies maintained by the Companies, Sellers and their Affiliates with respect to the Property and other assets owned by Sellers and their Affiliates. Sellers intend to remove the Companies as insureds under all such policies, effective as of the Closing Date, and distribute to Sellers any right the Companies may have to receive insurance proceeds under any such policies (except as otherwise provided in Article 8 hereof). Nothing herein shall alter any rights the Companies may have from and after Closing under the Companies' commercial general liability and umbrella liability policies (collectively, "Liability Policies") for periods up to the Closing Date, including rights in respect of claims made or suits brought after Closing for occurrences that took place prior to Closing. In the event that any claim is made or suit is filed against either Company after Closing that is covered by the Liability Policies, Purchaser shall cause such Company to notify Sellers and the insurance carrier within ten (10) days after the Company receives notice of such claim or suit.

                                   ARTICLE 10

                                    REMEDIES

10.1 Sellers' Remedies. In the event Purchaser fails to perform its obligations pursuant to this Contract for any reason except (a) failure by Sellers to perform any of their obligations hereunder, (b) if any of the representations or warranties of Sellers hereunder is incorrect in any material respect as of the Effective Date, or (c) the termination of this Contract by Sellers or Purchaser pursuant to the terms hereof (other than this Article 10), and Purchaser fails to cure such failure within ten (10) days after receipt of such notice thereof, Sellers shall be entitled as their sole remedy hereunder to terminate this Contract and recover the Earnest Money as liquidated damages and not as a penalty, in full satisfaction of claims against Purchaser hereunder. Notwithstanding the foregoing, if Purchaser fails to perform its obligation to close this transaction on the Closing Date as set forth herein, then Purchaser shall not be entitled to the notice and 10-day cure period described in the preceding sentence. Sellers and Purchaser agree that Sellers' damages resulting from Purchaser's default are difficult, if not impossible, to determine and the Earnest Money is a fair estimate of those damages which has been agreed to in an effort to cause the amount of said damages to be certain.

10.2 Purchaser's Remedies. In the event Sellers fail to perform their obligations pursuant to this Contract for any reason except (a) failure by Purchaser to perform hereunder, (b) if any of the representations or warranties of Purchaser hereunder is incorrect in any material respect on the Effective Date, or (b) a termination of this Contract by Sellers or Purchaser pursuant to an express right to terminate set forth herein, Purchaser may, as its sole remedy, either terminate this Contract by giving Sellers timely written notice of such election prior to or at Closing or enforce specific performance of this Contract against Sellers. In the event Purchaser elects to terminate this Contract, the Earnest Money shall be returned to Purchaser and thereafter, except for the Surviving Obligations, neither Purchaser nor Sellers shall have any further rights or obligations hereunder. Notwithstanding the foregoing, in the event that Seller has transferred or intentionally encumbered the Interests or the Property prior to Closing, making specific performance unavailable as a remedy, Purchaser shall have the right to sue for damages, provided that the amount of such damages shall not exceed the lesser of (i) the aggregate amount of Purchaser's actual out of pocket costs and expenses in connection with the negotiation of this Contract and the transactions contemplated hereby and the investigations performed during the Inspection Period, including reasonable attorneys fees (collectively, "Purchaser's Costs"), and (ii) $100,000 for each Center.

10.3 Attorney's Fees. In the event either party hereto is required to employ an attorney because of the other party's default, the defaulting party shall pay the nondefaulting party's reasonable attorney's fees incurred in the enforcement of this Contract.

10.4 Disposition of Earnest Money. In the event of a termination of this Contract by either Sellers or Purchaser, the Title Company is authorized to deliver the Earnest Money to the party entitled to same pursuant to the terms hereof on or before the fifth (5th) business day following receipt by the Title Company and the nonterminating party of written notice of such termination from the terminating party, unless the other party hereto notifies the Title Company that it disputes the right of the other party to receive the Earnest Money prior to the expiration of such five (5) day period. In such event the Title Company shall interplead the Earnest Money into a court of competent jurisdiction in the county in which the Property is located, unless otherwise instructed by both Purchaser and Sellers. All attorneys' fees and costs and expenses of the Title Company incurred in connection with such interpleader shall be assessed against the party that is not awarded the Earnest Money in the event that such Earnest Money is interplead or if the Earnest Money is distributed in part to both parties, then in the inverse proportion of such distribution.

                                   ARTICLE 11

                                  MISCELLANEOUS

11.1 Entire Contract. This Contract contains the entire agreement of the parties hereto. There are no other agreements, oral or written, and this Contract can be amended only by written agreement signed by the parties hereto, and by reference made a part hereof.

11.2 Binding. This Contract, and the terms, covenants, and conditions herein contained, shall be covenants running with the Land and shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto. Purchaser shall have no right to assign its rights or delegate its duties under this Contract to any person or entity without Sellers' prior written consent, which may be withheld in Sellers' sole discretion, provided that Purchaser may assign this Contract to one or more Affiliates of Purchaser in order to satisfy the entity requirements of the Lender.

11.3 Notice. Any notice, communication, request, reply or advice (collectively, "Notice") provided for or permitted by this Contract to be made or accepted by either party must be in writing. Notice may, unless otherwise provided herein, be given or served by depositing the same in the United States mail, postage paid, registered or certified, and addressed to the party to be notified, with return receipt requested or by delivering the same to such party, or an agent of such party. Notice deposited in the mail in the manner hereinabove described shall be effective three (3) business days following such deposit. Notice given in any other manner, including overnight mail, hand delivery and facsimile transmission, shall be effective only if and when received by the party to be notified between the hours of 8:00 A.M. and 5:00 P.M. of any business day with delivery made after such hours to be deemed received the following business day. For the purposes of notice, the addresses of the parties shall, until changed as hereinafter provided, be as follows:

                  Purchaser:       c/o Ramco-Gershenson Properties Trust
                                   27600 Northwestern Highway, Suite 200
                                   Southfield, Michigan 40834
                                   Attention: Catherine Clark, Vice President,
                                   Acquisitions
                                   Facsimile:(248) 728-1600
                  with copy to:    Honigman Miller Schwartz & Cohn LLP
                                   32270 Telegraph Road, Suite 225
                                   Bingham Farms, Michigan 48025
                                   Attention: Alan M. Hurvitz, Esq.
                                   Facsimile: (248) 566-8310

                  Sellers:         Investcorp International, Inc.
                                   280 Park Avenue, 37th Floor
                                   New York, NY 10017
                                   Attention: Heather Mutterperl
                                   Facsimile (212) 983-7073

                  with a copy to:  Gibson, Dunn & Crutcher LLP
                                   200 Park Avenue
                                   New York, NY 10166
                                   Attention: Joanne Franzel, Esq.
                                   Facsimile: (212) 351-4035

The parties hereto shall have the right from time to time to change their respective addresses, and each shall have the right to specify as its address any other address within the United States of America by at least five (5) days written notice to the other party.

11.4 Reporting Person. Purchaser and Sellers hereby designate Title Company as the "reporting person" pursuant to the provisions of Section 6045(e) of the Internal Revenue Code of 1986, as amended.

11.5 Time. Time is of the essence in all things pertaining to the performance of this Contract.

11.6 Governing Law. This Contract shall be construed in accordance with the laws of the State where the Land is situated.

11.7 Currency. All dollar amounts are expressed in United States currency.

11.8 Section Headings. The section headings contained in this Contract are for convenience only and shall in no way enlarge or limit the scope or meaning of the various and several sections hereof.

11.9 No Survival of Obligations. Except as otherwise expressly otherwise provided herein, the terms, conditions, warranties, representations, obligations and rights set forth herein shall not survive Closing.

11.10 Business Days. In the event that any date or any period provided for in this Contract shall end on a Saturday, Sunday or legal holiday, the applicable date or period shall be extended to the first business day following such Saturday, Sunday or legal holiday.

11.11 Irrevocable Option. To the extent that this Contract is ever construed as an option agreement, Sellers and Purchaser hereby acknowledge that independent consideration for such option in the sum of $100.00 has been (or will upon demand, be) paid to Sellers by Purchaser, and based on such consideration and the mutual covenants of Sellers and Purchaser contained herein, Sellers hereby agree that any such option granted Purchaser is irrevocable, and Sellers shall not terminate said option without the prior written consent of Purchaser, except as may be expressly provided for herein.

11.12 No Recordation. Without the prior written consent of Sellers, there shall be no recordation of either this Contract or any memorandum hereof, or any affidavit pertaining hereto, and any such recordation of this Contract or memorandum hereof by Purchaser without the prior written consent of Sellers shall constitute a default hereunder by Purchaser, whereupon this Contract shall, at the option of Sellers, terminate and be of no further force and effect and all Earnest Money deposited hereunder shall be immediately delivered to the Sellers, whereupon the parties shall have no further duties or obligations one to the other.

11.13 Prohibited Persons and Transactions.

      11.13.1 Neither Purchaser nor any of its affiliates, nor any of their respective partners, members, shareholders or other equity owners, and none of their respective employees, officers, directors, representatives or agents is, nor will they become, a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control ("OFAC") of the Department of the Treasury (including those named on OFAC's Specially Designated and Blocked Persons List) or under any statute, executive order(including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and will not engage in any dealings or transactions or be otherwise associated with such persons or entities.

      11.13.2 Neither Seller nor any of its affiliates, nor any of their respective partners, members, shareholders or other equity owners, and none of their respective employees, officers, directors, representatives or agents is, nor will they become, a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control ("OFAC") of the Department of the Treasury (including those named on OFAC's Specially Designated and Blocked Persons List) or under any statute, executive order(including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and will not engage in any dealings or transactions or be otherwise associated with such persons or entities.

11.14 Radon Disclosure. Chapter 88-285, Florida Statutes, requires the following notice to be provided with respect to the contract for sale and purchase of any building, or a rental agreement for any building: "RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit."

                                   ARTICLE 12

                             REAL ESTATE COMMISSIONS

12.1 Commissions. Sellers and Purchaser each hereby severally represents to the other party hereto that it has not contacted any agent, broker or other similar party with respect to the transactions contemplated by this Contract other than Cushman & Wakefield (the "Broker"). Sellers shall be solely responsible for paying any commissions owing to the Broker as a result of the transactions contemplated by this Contract which shall be paid pursuant to the terms of a separate written agreement. Sellers hereby agrees to indemnify and hold Purchaser harmless from the claims of any agent, broker or other similar party claiming by, through or under Sellers with respect to the transactions contemplated by this Contract and this indemnification shall survive the Closing. Purchaser hereby agrees to indemnify and hold Sellers harmless from the claims of any agent, broker or other similar party claiming by, through or under Purchaser with respect to the transactions contemplated by this Contract other than the Broker, and this indemnification shall survive the Closing.

                                   ARTICLE 13

                                   DEFINITIONS

      As used in this Contract, the following terms shall have the respective meanings ascribed to them

13.1 Affiliate shall mean a Person controlling, controlled by or under common control with another Person.

13.2 Applicable Laws shall mean any and all presently existing and future judicial decisions, statutes, rulings, rules, regulations, permits, certificates or ordinances of any Governmental Authority applicable to the Property.

13.3 Control or "control" shall mean the capacity to direct the business operations and policies of a Person, whether by share ownership, contract or otherwise.

13.4 Effective Date shall mean the date on which this Contract has been executed and delivered by all parties hereto.

13.5 Governmental Authority shall mean the United States, the state, the county, the city, or any other political subdivision in which the Property is located, and any other political subdivision, agency or instrumentality exercising jurisdiction over the Property.

13.6 Hazardous Material shall mean any substance:

            (a) the presence of which requires investigation or remediation under any statute, regulation, ordinance, order or policy of a Governmental Authority; or

            (b) which is defined as a "hazardous waste," "hazardous substance," pollutant, or contaminant under any federal, state, or local statute, regulation, rule, or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) and/or the Resource Conservation and Recovery Act (42 U.S.C.
      Section 6901 et seq.).

13.7 "Person(s) or person(s)" shall mean any natural person or persons, a partnership, a limited liability company, a corporation and any other form of business or legal association or entity.

                      [SIGNATURES APPEAR ON FOLLOWING PAGE]

      IN WITNESS WHEREOF, this Contract has been duly executed in multiple counterparts (each of which is to be deemed original for all purposes) by the parties hereto.

                                    SELLERS:

                                    NWC GLADES 441, INC., a Delaware corporation

                                    By: ________________________________________
                                        F. Jonathan Dracos
                                        Vice President

                                    DIVERSIFIED INVEST II, LLC, a Delaware
                                        limited liability company

                                    By: ________________________________________
                                        John R. Fraser
                                        Vice President

                                    DELRAY RETAIL, INC., a Delaware corporation

                                    By: ________________________________________
                                        F. Jonathan Dracos
                                        Vice President

                                    DIVERSIFIED INVEST III, LLC, a Delaware
                                        limited liability company

                                    By: ________________________________________
                                        John R. Fraser
                                        Vice President

                                    PURCHASER:

                                    RAMCO DEVELOPMENT LLC,
                                    a Michigan limited liability company

                                    By: ________________________________________
                                    Name: ______________________________________
                                    Title: _____________________________________

                            JOINDER BY TITLE COMPANY

      The undersigned, referred to in the foregoing Contract as the "Title Company," hereby acknowledges receipt of a fully executed copy (or executed counterparts) of the foregoing Contract on this ____ day of __________, 2004, and accepts the obligations of the Title Company as set forth therein. Upon receipt, the Title Company hereby agrees to hold the Earnest Money as directed in this Contract and to distribute the Earnest Money in accordance with the terms and provisions of the Contract.

                                    ____________________________________________

                                    By: ________________________________________
                                    Name: ______________________________________
                                    Title: _____________________________________

                                    Address: ___________________________________
                                             ___________________________________
                                    Telephone: (___) ___________________________
                                    Facsimile (___) ____________________________

                             EXHIBITS AND SCHEDULES

                                    EXHIBITS

           Exhibit A             Description of Land

           Exhibit B             Tenant Estoppel Certificate

           Exhibit C             Assignment of Membership Interests

           Exhibit D             Non-Foreign Affidavit

           Exhibit E             Owner's Affidavit

           Exhibit F             Schedule of Leases

           Exhibit G             Charter Documents

           Exhibit H             Tax Elections

           Exhibit I             Bank Account Information

           Exhibit J             Agreement re Leasing Commissions

           Exhibit K             Schedule of Service Contracts

           Exhibit L             Schedule of Loan Documents

           Exhibit M             Litigation

           Exhibit N             Environmental Assessments

           Exhibit O             FastFrame and Bronze Body Term Sheets

           Exhibit P             Balance Sheets

                                    SCHEDULES

           Schedule 1            Escrow Instructions

                                    EXHIBIT A

                            Legal Description of Land

                                Mission Bay Plaza

PARCEL 1:

Tracts A and B, MISSION BAY PLAZA, according to the Plat thereof, recorded in Plat Book 49, Pages 160-162, as amended by Surveyor's Affidavit recorded in Official Records Book 4465, Page 1514, Public Records of Palm Beach County Florida.

ALSO, all of the lands which constitute a portion of the 30 foot right-of-way as shown on the Florida Fruit Lands Company's Subdivision No. 2 of Section, 13, Township 47 South, Range 41 East, which was abandoned per Resolution No. R-64-1932 adopted by the Board of County Commissioners of Palm Beach County as recorded in Official Records Book 4438, Pages 1770-1773, Public Records of Palm Beach County, Florida, being more particularly described as follows:

Commencing at the most Northerly Northeast corner of Tract A of the Plat of Mission Bay Plaza, as recorded in Plat Book 49, Pages 160-162, Public Records of Palm Beach County, Florida; thence South 00 degrees 51 minutes 43 seconds East, a distance of 560.64 feet; thence South 01 degree 06 minutes 06 seconds West, a distance of 36.68 feet to the Point of Beginning, the last two courses being coincident with the East boundary of Tract A of said Mission Bay Plaza; thence continue South 01 degree 06 minutes 06 seconds West, a distance of 30.01 feet; thence South 89 degrees 47 minutes 02 seconds West, a distance of 1062.72 feet to the West boundary of said Mission Bay Plaza; thence along said West boundary North 12 degrees 51 minutes 43 seconds West, a distance of 30.75 feet (30.74 feet as measured); thence North 89 degrees 47 minutes 02 seconds East, a distance of 1070.15 feet to the Point of Beginning.

LESS AND EXCEPTING THEREFROM the following described lands:

A parcel of land within the Plat of MISSION BAY PLAZA, as recorded in Plat Book 49, Page 160 through 162 inclusive, Public Records of Palm Beach County, Florida and being more particularly described as follows:

Commence at the most southerly and the most westerly Southwest corner of said Mission Bay Plaza; thence North 89 degrees 08 minutes 17 seconds East, a distance of 375.00 feet (374.86 feet as measured); thence North 37 degrees 08 minutes 16 seconds East, distance of 180.00 feet; thence North 89 degrees 06 minutes 17 seconds East, a distance of 2.55 feet to the Point of Beginning, the last three described courses being coincident with the Southerly boundary of said Mission Bay Plaza; thence North 00 degrees 51 minutes 43 seconds West, a distance of 142.00 feet; thence North 89 degrees 08 minutes 17 seconds East, a distance of 137.45 feet (140.00 feet as measured); thence South 00 degrees 51 minutes 43 seconds East, a distance of 142.00 feet; thence South 89 degrees 08 minutes 17 seconds West, a distance of 140.00 feet to the Point of Beginning, the last two described courses being coincident with the boundary of said Mission Bay Plaza.

PARCEL 2:

Non-exclusive ingress/egress and utility easement for the benefit of Parcel 1 as contained in that certain Easement Deed granted by Mission Bay Development Co., Inc., and Mission Bay Community Association, Inc. to Mission Bay Plaza Associates recorded in Official Records Book 5014, Page 866 over the following described property:

A portion of the Plat of Mission Bay, a P.U.D., as recorded in Plat Book 53, Page 112-120, inclusive, Public Records of Palm Beach County Florida, being more particularly described as follows:

Commence at the Southwest corner of Mission Bay Plaza, as recorded in Plat Book 49, Pages 160-162, inclusive, Public Records of Palm Beach County, Florida; thence North 89 degrees 08 minutes 17 seconds East, along a South line of said Mission Bay Plaza, a distance of 270.00 feet to the Point of Beginning; thence continued North 89 degrees 08 minutes 17 seconds East a distance of 105.00 feet; thence North 37 degrees 08 minutes 16 seconds East, a distance of 24.36 feet; thence South 00 degrees 51 minutes 43 seconds East a distance of 142.20 feet; thence South 83 degrees 25 minutes 39 seconds West, a distance of 120.60 feet; thence North 00 degrees 51 minutes 43 seconds West, a distance of 135.00 feet to the Point of Beginning.

PARCEL 3:

Signage Easement. Removal and Maintenance Agreement between Mission Bay Development Co., Inc., and Mission Bay Plaza Associates and Mission Bay Community Association, Inc. recorded in Official Records Book 5710, Page 1130, affecting the following described property.

A portion of the Plat of Mission Bay, a P.U.D., recorded in Plat Book 53, Page 112-120, inclusive, Public Records of Palm Beach County, Florida, being more particularly described as follows:

Commence at the intersection of the Northwest right-of-way of State Road 7 and the North right-of-way of Glades Road as shown on the plat of Mission Bay, a P.U.D., recorded In Plat Book 53, Page 112-120, inclusive, Public Records of Palm Beach County, Florida, said point also being a point in a curve concave to the North, having a radius of 80.00 feet, a central angle of 14 degrees 24 minutes 12 seconds and whose radius point bears North 15 degrees 15 minutes 55 seconds West; thence Westerly along the arc of said curve and said North right-of-way of Glades Road an arc distance of 20.11 feet to the point of tangency; thence South 89 degrees 08 minutes 17 seconds West, along said North right-of-way line of Glades road, a distance of 341.84 feet to the Point of Beginning; thence continue South 89 degrees 08 minutes 17 seconds West, along said North right-of-way line a distance of 10.64 feet; thence North 45 degrees 51 minutes 43 seconds West, a distance of 35.36 feet to the East right-of-way of Calle Comercio as shown on said Plat; thence North 00 degrees 51 minutes 43 seconds West, along said East right-of-way line a distance of 10.00 feet; thence North 89 degrees 08 minutes 17 seconds East a distance of 35.64 feet; thence South 00 degrees 51 minutes 43 seconds East, a distance of 35.00 feet to the Point of Beginning.

PARCEL 4:

Non-exclusive drainage easement for the benefit of Parcel I as contained in Paragraphs 1, 4 and 5 of that certain Easement Deed and License granted by Mission Bay Development Co., Inc., to Centrum Mission Bay, Ltd., dated February 14, 1985 and recorded February 19, 1985 in Official Records Book 4470, Page 216, Public Records of Palm Beach County, Florida.

PARCEL 5:

Non-exclusive drainage easement for the benefit of Parcel 1 as contained in Easement Deed in favor of Mission Bay Plaza Associates, dated August 19, 1996, and recorded September 23, 1996 in Official Records book 5014, Page 870, Public Records of Palm Beach County, Florida.

                                   EXHIBIT A-1

                            Legal Description of Land

                                 Plaza at Delray

All that certain real property situated in Palm Beach County, Florida, described as follows:

All of REPLAT OF DELRAY MALL, according to the Plat thereof recorded in Plat Book 58, at Page 133; said Plat having been amended by the Affidavit recorded in Official Records Book 5551, at Page 170, of the Public Records of Palm Beach County, Florida; said land situate, lying and being in Palm Beach County, Florida.

LESS AND EXCEPT THE FOLLOWING DESCRIBED TWO (2) PARCELS:

PARCEL I: A parcel of land conveyed to the City of Delray Beach by Special Warranty Deed recorded in Official Records Book 9186, at Page 392 and corrected in Official Records Book 9229, page 1943, of the Public Records of Palm Beach County, Florida, being a parcel of land lying in Sections 20 and 21, Township 46 South, Range 43 East, being more particularly described as follows:

Commencing at the Southwest corner of a Replat of Delray Mall, according to the Plat thereof recorded in Plat Book 58, at Page 133, of the Public Records of Palm Beach County, Florida; thence South 89 degrees 44'06" East, along the Southerly line of said Plat and the North right-of-way line of Linton Boulevard, a distance of 5.05 feet to the Point of Beginning; thence North 08 degrees 23'05" East parallel with and 5.00 feet from the Westerly line of said Plat, a distance of 35.89 feet; thence South 40 degrees 40'30" East, a distance of 37.77 feet;

1) thence South 89 degrees 44'06" East, a distance of 87.14 feet;

2) thence South 90 degrees 00'00" East, a distance of 513.92 feet; the last two
(2) calls being parallel with and 7.00 feet from as measured perpendicular to said North right-of-way line of Linton Boulevard; thence North 59 degrees 06'05" East, a distance of 41.08 feet to a point on a non-tangent curve concave to the Southeast, lying parallel with and 12.00 feet from as measured perpendicular to, the Easterly line of said Plat and the West right-of-way of Federal Highway (State Route #5), whose radius of 1982.08 feet bears North 61 degrees 47'51" West, at that point, and a central angle of 04 degrees 02'24"; thence Northeasterly along the arc of said curve, a distance of 139.76 feet; thence North 36 degrees 48'59" East, a distance of 150.48 feet to a point of cusp; 1) thence South 32 degrees 14'33" West, a distance of 150.00 feet to a point of curve concave to the Southeast having a radius of 1970.08 feet and a central angle of 04 degrees 46'39"; 2) thence Southwesterly along the arc of said curve, a distance of 164.27 feet; the last two (2) calls being coincident with the Easterly line of said Plat and said West right-of-way line of Federal Highway;
1) thence North 90 degrees 00'00" West, a distance of 547.91 feet; 2) thence North 89 degrees 44'06" West, a distance of 116.95 feet to the Point of Beginning; the last two (2) calls being coincident with the Southerly line of said Plat, and the North right-of-way line of Linton Boulevard.

PARCEL II: A parcel of land conveyed to the City of Delray Beach by Special Warranty Deed recorded in Official Records Book 9186, at Page 397 and corrected in Official Records Book 9229, page 1948, of the Public Records of Palm Beach County, Florida, being a parcel of land lying in Sections 20 and 21, Township 46 South, Range 43 East, being more particularly described as follows:

The West 5.00 feet , as measured perpendicular from the Westerly line of a Replat of Delray Mall, according to the Plat thereof recorded in Plat Book 58, Page 133 of the Public Records of Palm Beach County, Florida

                                    EXHIBIT B

                           Tenant Estoppel Certificate

                                                    _____________, 2004

___________________________
___________________________
___________________________
___________________________

                       Re: Lease dated ____________, 2004

Gentlemen:

     The undersigned (the "TENANT") has executed and entered into that certain lease agreement (the "LEASE") attached hereto as Exhibit A and made a part hereof for all purposes with respect to certain space known as ___________________________, located at _______________________,
_____________________, __________________. ______________ is the Guarantor of
Tenant's obligations under the Lease. The Tenant understands that _____________________________, the owner of the property and the lessor's interest in the Lease, intends to sell, transfer, assign, and convey such property, and lessors' interest in all tenant leases with respect to such property, to _______________________ ("BUYER").

     With respect to the Lease and such sale transaction, the Tenant is pleased to inform you of the following, with the intention that you, the Buyer and any lender providing financing to Buyer with respect to the acquisition of the property may rely fully thereon:

1. A true and correct executed copy of the Lease is attached hereto as Exhibit A.

2. The Lease is in full force and effect and has been modified, supplemented, or amended only in the following respects:

      __________________________________________________________________________
      __________________________________________________________________________
      __________________________________________________________________________

      (Please describe in the above space any oral or written modifications, supplements, or amendments, if necessary. Please use the reverse side of this page for any additional space needed.)

3.    The Tenant is in actual occupancy of its leased premises under the Lease.

4. The initial term of the Lease commenced on ____________, ____, and ends on _______________, ____, at a monthly rental of $__________. Tenant has ___
      renewal options of _____ years each remaining. In addition to base rent, the Tenant is obligated to pay its pro rata share of which amount includes base rent plus common area maintenance charges, taxes and insurance, [and percentage rent equal to _________________]. No rentals or other payments in advance of the current calendar month have been paid by Tenant except as follows:

      __________________________________________________________________________
      __________________________________________________________________________

      __________________________________________________________________________

      (Please describe such payments above).

5. Rent with respect to the Lease has been paid by Tenant through _____________, 2004.

6. There are no concessions, bonuses, free months' rental, rebates, or other matters affecting the rental for Tenant, except as follows:

      __________________________________________________________________________
      __________________________________________________________________________
      __________________________________________________________________________

      (Please describe such matters above).

7. No security or other deposit has been paid by Tenant with respect to the Lease, except as follows:

      __________________________________________________________________________
      __________________________________________________________________________

      (Please describe such deposit above).

8. There are no events or conditions existing which, with or without notice or the lapse of time, or both, could constitute a monetary or other default of the lessor under the Lease, or entitle the Tenant to offsets or defenses against the prompt current payment of rent, or give rise to any right or option of Tenant to terminate this Lease or discontinue operation of business from the leased premises, and there are no lawsuits, actions, claims or other proceedings pending against the lessor under the lease either brought by Tenant or to which Tenant is a party.

9. All improvements, alterations and other work required to be made or done by the lessor under the terms of the Lease have been satisfactorily completed.

10. Except as set forth below, Tenant has no early termination, expansion, renewal, extension or purchase options under its Lease or otherwise:

      Early Termination: _______________________________________________________
       _________________________________________________________________________
       _________________________________________________________________________
      Expansion: _______________________________________________________________
       _________________________________________________________________________
      Renewal: _________________________________________________________________
       _________________________________________________________________________
      Extension: _______________________________________________________________
       _________________________________________________________________________
      Purchase Options: ________________________________________________________
       _________________________________________________________________________

      (Please describe such options above).

11. As of the date hereof, there are no actions, whether voluntary or otherwise, which are pending or have been threatened against Tenant under any bankruptcy or insolvency laws of any state or the United States.

12. Tenant has not assigned, transferred or sublet all or any part of the leased premises, except as follows:_________________________________.

      This certification shall be binding upon, and shall inure to the benefit of, Buyer and Tenant, and their respective successors and assigns, and all parties claiming through or under such persons or any such successor or assign.

Dated: _______________, 2004.

                                       Very truly yours,
                                       Tenant:

                                       By: _____________________________________
                                       Name: ___________________________________
                                       Title: __________________________________

                                    EXHIBIT C

                ASSIGNMENT AND ASSUMPTION OF MEMBERSHIP INTERESTS
                               (BOCA MISSION, LLC)

      THIS ASSIGNMENT AND ASSUMPTION OF MEMBERSHIP INTERESTS (this "Assignment and Assumption Agreement"), is effective as of the _____ day of August, 2004, and is made by and between NWC Glades 441, Inc., a Delaware corporation and Diversified Invest II LLC, a Delaware limited liability company (individually an "Assignor" and collectively "Assignors"), and _____________________________, a _____________________ ("Assignee").

      WHEREAS, Assignor and Assignee entered into that certain Purchase and Sale Agreement, dated as of __________________, 2004 (the "Purchase Agreement"), pursuant to which Assignor agreed to assign, set over and transfer to Assignee all of Assignor's right, title and interest in and to Boca Mission, LLC, a Delaware limited liability company (the "Company"), as more described in the Purchase Agreement.

      NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged by all parties hereto, the parties hereby agree as follows:

      1. Assignor does hereby convey, transfer, assign and deliver to Assignee and Assignee's successors and assigns, all of Assignor's right, title and interest in and to its membership interest in the Company, and Assignee does hereby accept all of the right, title and interest of Assignor in and to its membership interest in the Company.

      2. Assignee does hereby assume, accept and agree to observe, perform, discharge when due, and be bound by, each and all of the rights, liabilities and obligations of Assignor in and to its membership interest in the Company.

      3. Assignor and Assignee shall each execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, such further documents and instruments as may reasonably be requested by the other party hereto to implement the purposes of this Assignment and Assumption Agreement.

      4. This Assignment and Assumption Agreement and the respective rights, duties and obligations of the parties hereunder, shall be governed and construed in accordance with the internal law of the State of Delaware.

      5. This Assignment and Assumption Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

      6. The provisions of this Assignment and Assumption Agreement shall be binding upon, and shall inure to the benefit of, the successors and assigns of Assignor and Assignee, respectively.

      7. This Assignment and Assumption Agreement is made and entered into by Assignor and Assignee for the benefit and protection of such parties, and no other person or entity shall have any rights or interest hereunder.

                         [SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the undersigned have executed this Assignment as of the day and year first written above.

                                       ASSIGNOR:

                                       NWC GLADES 441, INC.,
                                       a Delaware corporation

                                       By: _____________________________________
                                           By: F. Jonathan Dracos
                                           Title: Vice President

                                       DIVERSIFIED INVEST II, LLC,
                                       a Delaware limited liability company

                                       By: _____________________________________
                                           Name: John R. Fraser
                                           Title: Vice President

                                       ASSIGNEE:

                                       _________________________________,
                                       a _____________________

                                       By: __________________________
                                           Name:
                                           Title:

                                    EXHIBIT D

                              Non-Foreign Affidavit

      Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by _________________ ("TRANSFEROR"), the undersigned hereby certifies the following on behalf of Transferor.

      1. Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

      2. Transferor is not a disregarded entity as defined in Section. 1.1445-2(b)(2)(iii);

      3. Transferor's U.S. employer identification number is ____________; and

      4. Transferor's office address is ___________________________________.

      Transferor understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

      Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Transferor.

                                                SELLER

                                                [to be inserted]

                                    EXHIBIT E

                                Owner's Affidavit

      The Affidavit is made with respect to the sale of membership interests ("Interests") in the owner of the real property commonly knows as ___________________ (the "PROPERTY"), as more particularly described in Exhibit A hereto and in the Title Commitment issued by ________________ (the "TITLE COMPANY"), has been duly authorized by all requisite corporate action.

      The undersigned, in his or her capacity of the entity stated below ("SELLER"), and not individually, being duly sworn, hereby says as follows:

      1. ____________________ is duly authorized to execute documents on behalf of Seller in order to sell or convey the Interests substantially in accordance with the terms of the Purchase and Sale Agreement (the "AGREEMENT") with ___________________________ ("BUYER").

      2. No person known to Seller is entitled to occupy the Property except pursuant to leases or rental agreements set forth in Exhibit B hereto.

      3. All improvements to the Property have been completed; and all labor, services and materials supplied to the Property for improvements, fixtures and furnishing at the request of Seller have been, or will in the ordinary course of business be, paid in full, other than ___________.

      4. All real property taxes and assessments lawfully due and payable which could become a lien against the Property have been paid in full.

      5. Seller is not a "foreign person" as that term in defined in Section 1445 of the Internal Revenue Code, as amended.

      This Affidavit is given on behalf of Seller in order to induce Title Company to issue and Owner's Policy of Title Insurance and required endorsements.

      Executed as of ______________, 2004.

                                     SELLER

                                     [to be inserted]

                                    EXHIBIT F

                               SCHEDULE OF LEASES

                                    EXHIBIT G

                                CHARTER DOCUMENTS

                                    EXHIBIT H

                                  TAX ELECTIONS

                                      NONE

                                    EXHIBIT I

                            BANK ACCOUNT INFORMATION

MISSION BAY PLAZA
BANK ACCOUNTS

BANK:                      Wachovia Bank - Interest Bearing Internal MM         Provident Bank - Basic Business Checking Account
                           Lock Box - Depository Account                        Operating Account

ADDRESS:                   1525 West WT Harris Blvd                             Mail Stop 464F
                           Building 2C2                                         One East Fourth Street
                           Charlotte, NC 28262                                  Cincinnati, OH  45269

ACCOUNT #:                 5000000042296                                        0390-617

SIGNATORIES:               Account was set up by Lehman Bros                    Andrew D. Gumberg
                           No signatories on file                               Sonya H. Etessam
                                                                                Clifford J. Lengel
                                                                                Robert E. Howard
                                                                                Glenn R. Fox
                                                                                F. Jonathan Dracos
                                                                                Edward G. Lord
                                                                                John R. Fraser

LIMIT FOR SIGNATORIES:     Unknown                                              None

COMMENTS:                  All escrows and reserves are being held at           Checks require any 2 of the above signatories
                           Wachovia Bank

BOCA MISSION BAY, LLC (BMLC)
FLEET ACCOUNT #9467244405
SIGNATORIES: ED LORD, JOHN FRASER, F. JONATHAN DRACOS

THE PLAZA AT DELRAY
BANK ACCOUNTS

LINTON DELRAY, LLC (LDLC)
FLEET ACCOUNT #946724331
SIGNATORIES: ED LORD, JOHN FRASER, F. JONATHAN DRACOS

PLAZA DEL RAY ACCOUNT-PROPERTY LEVEL
WACHOVIA BANK, NA
P.O. BOX 60895
CHARLOTTE, NC 28260-0895
ACCOUNT #005000000045358
DEPOSITS ONLY, NO SIGNERS

PLAZA DEL RAY ACCOUNT-PROPERTY LEVEL
PROVIDENT BANK
MAIL STOP 464F
ONE EAST FOURTH ST.
CINCINNATI, OH  45269
ACCOUNT #0582-769
2 SIGNATURES REQUIRED, NO LIMITS ON AMOUNTS
SIGNATORIES: JON DRACOS, EDWARD LORD, JOHN FRASER, ANDREW GUMBERG, SONYA ETESSAM, ROBERT HOWARD, CLIFF LENGEL AND GLENN FOX.

                                    EXHIBIT J

                            LEASING COMMISSION LETTER

                         Gumberg Asset Management Corp.
                           3200 North Federal Highway
                            Fort Lauderdale, FL 33306

                              _______________, 2004

Delray Retail, Inc.
Diversified Invest III, LLC
c/o Investcorp International Inc.
280 Park Avenue
New York, NY 10017

            Re: Property Management Agreement dated as of August 7, 2003 between Linton Delray, LLC, as Owner and Gumberg Property Investors, Inc., assigned to Gumberg Asset Management Corp., as Manager (the "Agreement") with respect to real property known as Plaza at Delray, Delray Beach, Florida (Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement)

Dear Ladies and Gentlemen:

      This will confirm to you ("Sellers") that Owner has given us notice that the Property will be sold on or about August 15, 2004, pursuant to a Contract of Sale and Purchase dated as of June __, 2004 (the "Contract"), a copy of which has heretofore been received by Manager. The sale will be structured as the sale of membership interests in Owner to Ramco Development LLC or its affiliates (together with such affiliates, "Purchaser"). For purposes of Manager's compliance with its obligations upon termination of the Agreement, the closing date of such sale (the "Closing Date") will be deemed to be the date of termination of the Agreement in accordance with Section 2.2 thereof.

      Manager hereby confirms to Sellers and Owner that, as of the date hereof (i.e., the Closing Date), there is no Basic Management Fee, Construction Management Fee, Acquisition Services Fee, reimbursement or other sums due and owing pursuant to the Agreement, other than as set forth in the Agreement. With the exception of Leasing Commissions, which are dealt with in the next paragraph hereof, Manager (a) shall look solely to Sellers for any sums due under the Agreement, including the Incentive Compensation Fee, and (b) hereby waives any right it may have under the Agreement or under applicable law to make a claim against Owner or to file any lien against the Property for sums due under the Agreement.

      Manager hereby confirms to Sellers and Owner that there are no Leasing Commissions due or owing to Manager with respect to the Property, except as set forth on Exhibit A. Manager shall look solely to Sellers for the amounts, if any, shown on Exhibit A as being "Commissions

Owed by Sellers," and Sellers hereby jointly and severally agree to pay the same to Manager on or before the Closing Date, notwithstanding anything to the contrary in the Agreement. By signing this letter agreement, Purchaser and Owner hereby jointly and severally agree to pay the commissions shown and referred to on Exhibit A as being "Commissions Owed by Purchaser," which commissions shall be due and payable to Manager upon and subject to the terms and conditions set forth in the Agreement, including without limitation the right of Owner to a refund of commissions pursuant to Section 3.2(d)(i) of the Agreement. From and after the Closing Date, Manager hereby waives any right it may have under the Agreement or under applicable law to file any lien against the Property, other than for Commissions Owed by Purchaser. Manager further confirms that there are no Outside Brokers with respect to the Property for whose commission Owner or Purchaser is responsible, except as set forth on Exhibit A.

      Pursuant to Section 2.3(d) of the Agreement, Manager hereby certifies to Sellers that to the best of Manager's knowledge the information, documentation, correspondence, reports, rent rolls, etc. in respect of the Property required to be supplied by Manager in accordance with the Agreement have been supplied and are true, correct and complete in all material respects.

                        [Signatures appear on next page]

                                          Very truly yours,

                                          GUMBERG ASSET MANAGEMENT CORP.

                                          By: __________________________________
                                          Print Name: __________________________
                                          Title: _______________________________
                                                   Duly Authorized Signatory

CONFIRMED AND AGREED:

PURCHASER:                                         OWNER:

RAMCO DEVELOPMENT LLC                              LINTON DELRAY, LLC

By: __________________________                     By: _________________________
Print Name: __________________                     Print Name: _________________
Title: _______________________                     Title: ______________________

SELLERS:

DELRAY RETAIL, INC.,
a Delaware corporation

By: ____________________________
    Name: F. Jonathan Dracos
    Title: Vice President

DIVERSIFIED INVEST III, LLC,
a Delaware limited liability company

By: ____________________________
    Name: John R. Fraser
    Title: Vice President

                                    EXHIBIT A

Commissions Owed by Sellers:

            $____________
            $____________
            $____________
            $____________
            $____________

Commissions Owed by Purchaser:

            $____________
            $____________
            $____________
            $____________
            $____________

[Note - Any additional commissions accruing between the date of the Contract and the Closing Date are Purchaser's responsibility as long as the Lease Transaction and Leasing Costs have been approved in accordance with the Contract and will be added to Commissions Owed by Purchaser prior to execution of this letter.]

Outside Brokers:

____________________________

____________________________

____________________________

                                    EXHIBIT K

                          SCHEDULE OF SERVICE CONTRACTS

                                MISSION BAY PLAZA
                                 BOCA RATON, FL

        Vendor                                                 Description                                    Expires
        ------                                                 -----------                                    -------
A1 Management Services, Inc.                    Porter Service, parking lot sweeping & pressure             48 hr notice
                                                cleaning
American Security Alarm Systems, Inc.           Monitor fire sprinkler system                               48 hr notice
Ashem & Company, Inc.                           Prune Royal Palms                                           48 hr notice
Barba & Associates, Inc.                        Fountain maintenance                                        48 hr notice
East Coast Towing                               Vehicle towing as needed                                    48 hr notice
Exotic Environments, Inc.                       Vine maintenance                                            48 hr notice
Flick Pest Control, Inc.                        Exterior pest control                                       48 hr notice
Flick Pest Control, Inc.                        Lawn fertilization and insecticide                          48 hr notice
Lone Star Telecom, Inc.                         Pay phone services                                          48 hr notice
Mark H. Enterprise, Inc.                        Landscape maintenance                                       48 hr notice
Soundcom of Florida                             Common area music system                                    48 hr notice
Summers Fire Sprinklers, Inc.                   Maintenance of fire sprinkler system                        48 hr notice
Sunburst Sanitation                             Trash removal                                               No contract

                               THE PLAZA AT DELRAY

                                DELRAY BEACH, FL

                           SERVICE AGREEMENT SCHEDULE

           Vendor                                         Description                                          Expires
           ------                                         -----------                                          -------
Ashem & Co.                                     Prune Royal Palms                                            48 hr notice
Broward Cleaning & Maintenance, Inc.            Porter Service                                               48 hr notice
Broward Cleaning & Maintenance, Inc. -          Pressure Washing                                             48 hr notice
verbal agreement
City of Delray Police Dept. (no contract)       Off-duty police security services                            48 hr notice
Hi-Rise Safety Systems, Inc.                    Maintain & monitor fire sprinkler system                       8/31/08
J & K Property Maintenance, Inc.                Sweep parking lot                                            48 hr notice
Palm Beach Patrol, Inc.                         Security guard services                                      48 hr notice
Commercial Pay Phones, Inc.                     Pay phone leasing & maintenance                                11/3/09
Rust-Off, Inc.                                  Maintain rust inhibitor system on irrigation                 48 hr notice
U.S. Lawns of South Palm Beach                  Landscape maintenance                                        48 hr notice
Waste Management of Palm Beach                  Lease of trash and recycle containers                          11/11/04
BFI                                             Removal of trash                                             No contract

                                    EXHIBIT L

                                 LOAN DOCUMENTS

                                Mission Bay Plaza

1. Resolutions and Certificates of Mission Bay Shopping, LLC

2. Certificate of Incumbency and Resolutions

3. Independent Director Documents

4. Promissory Note

5. Mortgage and Security Agreement

6. Assignment of Leases and Rents

7. Environmental Indemnity Agreement

8. Guaranty of Recourse Obligations of Borrower

9. Cash Management Agreement

10. Assignment of Agreements, Permits and Contracts

11. Conditional Assignment of Management Agreement

12. Completion/Repair and Security Agreement

13. Excess Cash Reserve and Security Agreement

14. Replacement Reserve and Security Agreement

15. Tenant Improvement and Leasing Commission Reserve and Security Agreement

16. Cooperation Letter

17. Post-Closing Letter

18. Disbursement letter

19. Borrower's Certification

20. UCC Financing Statements

21. Legal Opinions

    A. Gibson, Dunn & Crutcher LLP due authority opinion

    B. Gibson Dunn & Crutcher LLP substantive non-consolidation opinion and certificates

    C. Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A. enforceability opinion

22. Municipal Zoning Letter

23. Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A. Zoning Letter

    A. Site Plan

                                 Plaza at Delray

1. Promissory Note

2. Assignment of Leases and Rents

3. Mortgage and Security Agreement

4. Assignment of Agreements, Permits and Contracts

5. UCC-1 Financing Statements

   A. Palm Beach County

   B. Delaware Secretary of State

6. Guaranty of Recourse Obligations of Borrower

7. Environmental Indemnity Agreement

8. Conditional Assignment of Management Agreement

9. Cash Management Agreement

10. Replacement Reserve and Security Agreement

11. Completion/Repair and Security Agreement

12. Tenant Improvement and Leasing Commission Reserve and Security Agreement

13. Borrower's Certification

14. Securitization Cooperation Letter

15. Disbursement Letter

16. Title Escrow Letter

17. Post-Closing Letter

18. Opinion Letter of Gibson, Dunn & Crutcher LLP

19. Non-Consolidation Opinion Letter of Gibson, Dunn & Crutcher LLP

20. Opinion Letter of Stearns, Weaver, Miller, Weissler, Alhadeff & Sitterson,
    PA

21. Zoning Letter

22. Certificate of Investcorp Properties Limited

23. Certificate of Organizational Documents Survey

                                    EXHIBIT M

                                   Litigation

Lawsuit(s) against Rosie's Bar & Grill. Tenant was sued for breach of lease and eviction relating to improper installation of 200 sf deck behind restaurant premises and improper use of storage area outside its premises as office space. Parties have signed a settlement agreement.

                                    EXHIBIT N

                            Environmental Assessments

The Plaza at Delray:

Section Phase I Environmental Assessment prepared by SGF Environmental Consultants dated August 22, 2003

Section Environmental Services Ground Penetrating Radar SGF Project prepared by SGF Environmental Consultants dated July 28, 2003

Mission Bay Plaza:

Section Phase I Environmental Assessment prepared by SGF Environmental Consultants dated March 12, 2003

Section Environmental Services Monitoring Well Installation Sampling and Analysis Report prepared by SGF Environmental Consultants dated April 7, 2003

                                    EXHIBIT O

                      FastFrame and Bronze Body Term Sheet

                                   SCHEDULE 1

                               ESCROW INSTRUCTIONS

      THIS ESCROW AGREEMENT is entered into by and among NWC GLADES 441, INC., DIVERSIFIED INVEST II, LLC, DELRAY RETAIL, INC. AND DIVERSIFIED INVEST III, LLC (collectively, "SELLER"), and RAMCO DEVELOPMENT, LLC a Michigan limited liability company ("PURCHASER") and RUDEN, MCCLOSKY, SMITH, SCHUSTER & RUSSELL, P.A. ("ESCROW AGENT").

                                    RECITALS:

      A. Seller and Purchaser have entered into a Contract of Sale and Purchase dated effective as of June _____, 2004 ("PURCHASE AGREEMENT") for the sale and purchase of membership interests in Boca Mission, LLC and Linton Delray, LLC.

      B. Under the terms of the Purchase Agreement, Purchaser has agreed to deliver to Escrow Agent an initial earnest money deposit in the sum of ONE MILLION AND NO/100ths DOLLARS ($1,000,000.00) ("EARNEST MONEY DEPOSIT") which deposit is to be held, invested and disbursed by Escrow Agent in accordance with the terms and conditions of this Agreement and the Purchase Agreement (the Earnest Money Deposit together with any additional deposits under the Purchase Agreement and any interest or earnings thereon shall hereinafter be referred to as the "FUND").

      C. Escrow Agent agrees to act as escrow agent to hold, administer, invest and disburse the Fund on the terms and conditions herein set forth.

      NOW, THEREFORE, in consideration of the foregoing and in consideration of the mutual covenants of the parties herein contained, and in further consideration of the sum of One Dollar ($1.00), which each of the parties acknowledges as adequate and sufficient, the parties hereto agree as follows:

      1. DEFINITIONS.

      All terms used herein, unless otherwise herein defined, shall have the meanings set forth in the Purchase Agreement.

      2. ACKNOWLEDGMENT OF RECEIPT.

      Escrow Agent hereby acknowledges receipt from Purchaser of the Earnest Money Deposit, consisting of $1,000,000.00 in cleared funds pursuant to the Purchase Agreement.

      3. ADMINISTRATION AND INVESTMENT OF FUND.

      Escrow Agent hereby agrees to hold, administer and disburse the Fund pursuant to this Agreement, and in accordance with the Purchase Agreement. Escrow Agent shall invest, and from time to time reinvest, the Fund in certificates of deposit, money market or time or demand deposits.

      4. TERMINATION BY PURCHASER ON OR BEFORE JULY 8, 2004.

      In accordance with the Purchase Agreement, Purchaser may elect to terminate the Purchase Agreement by written notice thereof transmitted simultaneously to Seller and Escrow Agent, in accordance with Paragraph 10 hereof, on or before July 8, 2004 (the "TERMINATION NOTICE"). Upon receipt of the Termination Notice on or before that date reflecting that a copy has concurrently been transmitted to Seller, Escrow Agent shall pay the Fund to Purchaser not later than one (1) business day thereafter (as long as the current investment can be liquidated in one day), whereupon this Agreement shall then be null and void and the parties hereto shall have no further liability or obligations hereunder.

      5. INTENTIONALLY DELETED.

      6. TERMINATION BY SELLER OR PURCHASER.

            (a) At any time after July 8, 2004, upon not less than five (5) business days' prior written notice given by Seller and delivered to both Purchaser and Escrow Agent in accordance with Paragraph 10 hereof, asserting that (i) Purchaser has breached or otherwise defaulted and failed to perform its obligations under the Purchase Agreement, and (ii) Seller is entitled to retain the Fund on account thereof, as provided in the Purchase Agreement, Escrow Agent shall deliver the Fund to Seller; provided, however, that if Purchaser shall, within said five (5) business day period, deliver to Seller and Escrow Agent a written notice that it disputes Seller's claim to the Fund, Escrow Agent shall retain the Fund until it receives written instructions executed by both Seller and Purchaser as to the disposition and disbursement of the Fund, or until ordered by final court order, decree or judgment, which has not been appealed, to deliver the Fund to a particular party, in which event the Fund shall be delivered in accordance with such notice, instruction, order, decree or judgment.

            (b) At any time after July 8, 2004, upon not less than five (5) business days' prior written notice given by Purchaser and delivered to Seller and Escrow Agent in accordance with Paragraph 10 hereof, asserting that Purchaser is entitled to the return of the Fund under the Purchase Agreement, Escrow Agent shall deliver the Fund to Purchaser; provided, however, that if Seller shall, within said five (5) business day period, deliver to Purchaser and Escrow Agent a written notice that it disputes Purchaser's claim or right to receive back the Fund, Escrow Agent shall retain the Fund until it receives written instructions executed by both Seller and Purchaser as to the disposition and disbursement of the Fund, or until ordered by final court order, decree or judgment, which has not been appealed, to deliver the Fund to a particular party, in which event the Fund shall be delivered in accordance with such notice, instruction, order, decree or judgment.

      In the event either (a) or (b) of this paragraph shall occur, Purchaser's or Seller's notice to Escrow Agent shall include a statement on which Escrow Agent may rely, that Purchaser or Seller has notified the other party that the requesting party is entitled to the Fund.

      7. DISBURSEMENT AT CLOSING.

      Subject to Paragraphs 4 and 6 hereof, Escrow Agent shall at Closing transfer the Fund to the order of Seller in accordance with the Purchase Agreement.

      8. ESCROW AGENT.

            (a) Escrow Agent shall hold possession of and solely keep all of the Fund subject to the terms and conditions of this Agreement, and shall deliver and dispose of the same according to the terms and conditions hereof, and shall deal with the parties hereto in relation to the sums so escrowed fairly and impartially according to the intent of the parties as herein expressed, provided however that Escrow Agent is to be considered as a depository only, shall not be deemed to be a party to any document other than this Agreement, and shall not be responsible or liable in any manner whatsoever for the sufficiency, manner of execution, or validity of any written instructions, certificates or any other documents received by it, nor as to the identity, authority or rights of any persons executing the same. Escrow Agent shall be entitled to rely at all times on instructions given by Seller and/or Purchaser, as the case may be and as required hereunder, without any necessity of verifying the authority therefor. Notices given (i) by Honigman Miller Schwartz and Cohn, as counsel to and on behalf of Purchaser, shall be deemed given by Purchaser, and (ii) by Gibson, Dunn & Crutcher LLP, as counsel to and on behalf of Seller, shall be deemed given by Seller.

            (b) Escrow Agent shall not at any time be held liable for actions taken or omitted to be taken in good faith and without gross negligence. Seller and Purchaser agree to save and hold Escrow Agent harmless from any loss and from any claims or demands arising out of its actions hereunder that are consistent with the preceding sentence, and hereby agree to indemnify Escrow Agent from any claims or demands for losses arising out of its activities hereunder.

            (c) It is further understood by Seller and Purchaser that if, as the result of any disagreement between them or adverse demands and claims being made by any of them upon Escrow Agent, or if Escrow Agent otherwise shall become involved in litigation with respect to this Agreement or the Purchase Agreement, such parties agree that they, jointly and severally, are and shall be liable to Escrow Agent and shall reimburse Escrow Agent on demand for all costs, expenses and counsel fees it shall incur or be compelled to pay by reason of such litigation, including reasonable compensation to Escrow Agent for time expended in connection with any such dispute or litigation.

            (d) In taking or omitting to take any action whatsoever hereunder, Escrow Agent shall be protected in relying upon any notice, paper, or other document believed by it to be genuine, or upon evidence deemed by it to be sufficient, and in no event shall Escrow Agent be liable hereunder for any act performed or omitted to be performed by it hereunder in the absence of gross negligence or bad faith. Escrow Agent may consult with counsel in connection with its duties hereunder and shall be fully protected in any act taken, suffered or permitted by it in good faith and without gross negligence in accordance with the advice of such counsel.

            (e) Escrow Agent is acting, and may continue to act, as attorney to Purchaser in connection with any matters related to the Purchase Agreement whether or not the Fund is being held by Ruden, McClosky, Smith, Schuster & Russell, P.A. or it has been delivered to a substitute impartial party or to a court of competent jurisdiction.

      9. TERM OF AGREEMENT.

      The term of this Agreement shall be from and after the date of this Agreement as hereinafter set forth to and including the earliest to occur of (i) any of the events set forth in Paragraphs 4, 6 and 7 hereof; or (ii) the termination hereof by written agreement of the parties hereto.

      10. NOTICES.

      All notices, demands, requests or other communications which may or shall be given or served by any party to this Agreement upon any other parties to this Agreement, shall be deemed to have been given or served (i) one (1) day after depositing such notice with a nationally recognized overnight courier, or (ii) three (3) days after the date postmarked by mailing same by certified United States mail, return receipt requested, postage prepaid, or (iii) on the same business day that such notice is telecopied and mailed by first class mail, postage prepaid, in each case addressed to the following:

            Purchaser:          c/o Ramco-Gershenson Properties Trust
                                27600 Northwestern Highway, Suite 200
                                Southfield, Michigan 40834
                                Attention: Catherine Clark, Vice President,
                                Acquisitions
                                Facsimile:(248) 728-1600
            with copy to:       Honigman Miller Schwartz & Cohn LLP
                                32270 Telegraph Road, Suite 225
                                Bingham Farms, Michigan 48025
                                Attention: Alan M. Hurvitz, Esq.
                                Facsimile: (248) 566-8310

            Seller:             Investcorp International, Inc.
                                280 Park Avenue, 37th Floor
                                New York, NY 10017
                                Attention: Heather Mutterperl
                                Facsimile (212) 983-7073

            with a copy to:     Gibson, Dunn & Crutcher LLP
                                200 Park Avenue
                                New York, NY 10166
                                Attention: Joanne Franzel, Esq.
                                Facsimile: (212) 351-4035

            If to Escrow Agent: Ruden, McClosky, Smith, Schuster & Russell,
                                P.A.
                                222 Lakeview Avenue, Suite 800
                                West Palm Beach, Florida 33401
                                Attn: Steven R. Parson, Esq.
                                Fax: (561) 514-3424

      All parties shall have the right from time to time to designate by written notice to all other parties any other address or place where such notice, demand, or request be addressed.

      11. MISCELLANEOUS.

            (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, representatives, successors and assigns.

            (b) This Agreement shall be construed under and governed by the laws of the State of Florida, and, in the event that any provision hereof shall be deemed illegal or unenforceable, said provision shall be severed herefrom and the remainder of this Agreement shall be enforced in accordance with the intentions of the parties as herein expressed.

            (c) This Agreement may not be amended or altered except by an instrument in writing executed by all the parties hereto.

            (d) This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile signature of a party shall be deemed binding upon that party.

      WHEREFORE, the parties hereto have executed this Agreement as of the date set forth below their respective signatures.

                        [SIGNATURES APPEAR ON NEXT PAGE]

                                         SELLER:

                                         NWC GLADES 441, INC., a Delaware
                                         corporation

                                         By: ___________________________________
                                             F. Jonathan Dracos
                                             Vice President

                                         DIVERSIFIED INVEST II, LLC, a Delaware
                                             limited liability company

                                         By: ___________________________________
                                             John R. Fraser
                                             Vice President

                                         DELRAY RETAIL, INC., a Delaware
                                         corporation

                                         By: ___________________________________
                                             F. Jonathan Dracos
                                             Vice President

                                         DIVERSIFIED INVEST III, LLC, a Delaware
                                             limited liability company

                                         By: ___________________________________
                                             John R. Fraser
                                             Vice President

                                         PURCHASER:

                                         RAMCO DEVELOPMENT LLC,
                                         a Michigan limited liability company

                                         By: ___________________________________
                                         Name: _________________________________
                                         Title: ________________________________

                                         ESCROW AGENT:

                                         RUDEN, McCLOSKY, SMITH,
                                         SCHUSTER & RUSSELL, P.A.

                                         By: ___________________________________
                                             Steven R. Parson, Vice President

                                    EXHIBIT P

                                 BALANCE SHEETS